Filed Pursuant to Rule 424(b)(5)

Registration No. 333-226642

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	6,900,000(1)	$19.90	$137,310,000	$16,641.98(2)

(1)	Includes 900,000 shares of common stock that may be purchased by the underwriters upon exercise of the underwriters’ option to purchase additional shares of common stock.
(2)

Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, or the Securities Act, based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fees for Registration Statement No. 333-226642 filed by the registrant on August 7, 2018.

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 7, 2018)

6,000,000 Shares

TPG RE Finance Trust, Inc.

Common Stock

We are selling 6,000,000 shares of our common stock. All of the shares of our common stock offered by this prospectus supplement are being sold by us.

Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “TRTX.” The last reported price of our common stock on the NYSE on March 14, 2019 was $20.42 per share.

We conduct our operations as a real estate investment trust, or REIT, for U.S. federal income tax purposes. To assist us in qualifying as a REIT, stockholders generally will be restricted from owning more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock. In addition, our charter contains various other restrictions on the ownership and transfer of our common stock. See “Description of Capital Stock—Restrictions on Ownership and Transfer” in the accompanying prospectus for a description of these restrictions.

Investing in our common stock involves risks. See “Risk Factors“ beginning on page S-4 of this prospectus supplement and in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2018 for a discussion of certain risk factors you should consider before making a decision to invest in our common stock.

	Per Share	Total
Public offering price	$19.90	$119,400,000
Underwriting discount(1)	$0.10	$600,000
Proceeds, before expenses, to us	$19.80	$118,800,000

(1)	See “Underwriting” for a description of the compensation payable to the underwriters.

The underwriters have the option to purchase up to an additional 900,000 shares of our common stock from us at the public offering price less the underwriting discount, exercisable at any time or from time to time within 30 days after the date of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares against payment in New York, New York on or about March 19, 2019 through the book-entry facilities of The Depository Trust Company.

Morgan Stanley	Citigroup

Goldman Sachs & Co. LLC	J.P. Morgan	Wells Fargo Securities

Prospectus Supplement dated March 14, 2019

Prospectus Supplement

Prospectus

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus or in any applicable free writing prospectus prepared by us or information to which we have referred you, including any information incorporated by reference. We have not, and the underwriters have not, authorized any other person to provide you with additional information or information different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus. We are not, and the underwriters are not, making an offer to sell shares of our common stock in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by us is accurate only as of their respective dates or on the date or dates which are specified in such documents, and that any information in documents that we have incorporated by reference is accurate only as of the date of such document incorporated by reference. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information about our common stock and other securities that do not pertain to this offering of common stock. To the extent that there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or the SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus supplement or in the accompanying prospectus), the statement in the document having the later date modifies or supersedes the earlier statement. The information in this prospectus supplement may not contain all of the information that is important to you. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully before deciding whether to invest in our common stock. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

Except where the context suggests otherwise, references in this prospectus supplement to the terms “our company,” “we,” “us,” and “our,” refer to TPG RE Finance Trust, Inc., a Maryland corporation, and its subsidiaries; the term “Manager” refers to our external manager TPG RE Finance Trust Management, L.P., a Delaware limited partnership; the term “TPG” refers to TPG Global, LLC, a Delaware limited liability company, and its affiliates; the term “TPG Fund” refers to any partnership or other pooled investment vehicle, separate account, fund-of-one or any similar arrangement or investment program sponsored, advised or managed (including on a subadvisory basis) by TPG, whether currently in existence or subsequently established (in each case, including any related alternative investment vehicle, parallel or feeder investment vehicle, co-investment vehicle and any entity formed in connection therewith, including any entity formed for investments by TPG and its affiliates in any such vehicle, whether invested as a limited partner or through general partner investments); and the term “stock” refers, unless the context requires otherwise, to the common stock, $0.001 par value per share, and the Class A common stock, $0.001 par value per share, of TPG RE Finance Trust, Inc.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein contain certain forward-looking statements that are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of our investments and our financing needs and arrangements. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe existing or future plans and strategies, contain projections of results of operations, liquidity and/or financial condition or state other forward-looking information. Our ability to predict future events or conditions or their impact or the actual effect of existing or future plans or strategies is inherently uncertain. Although we believe that such forward-looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward-looking statements. Factors that could have a material adverse effect on future results and performance relative to those set forth in or implied by the related forward-looking statements, as well as on our business, financial condition, liquidity, results of operations and prospects, include, but are not limited to:

•	the general political, economic and competitive conditions in the markets in which we invest;

•	the level and volatility of prevailing interest rates and credit spreads;

•	adverse changes in the real estate and real estate capital markets;

•	general volatility of the securities markets in which we participate;

•	changes in our business, investment strategies or target assets;

•	difficulty in obtaining financing or raising capital;

•	reductions in the yield on our investments and increases in the cost of our financing;

•	adverse legislative or regulatory developments, including with respect to tax laws;

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acts of God such as hurricanes, floods, earthquakes, wildfires, mudslides, volcanic eruptions and other natural disasters, acts of war and/or terrorism and other events that may cause unanticipated and uninsured performance declines and/or losses to us or the owners and operators of the real estate securing our investments;

•	changes in the availability of attractive loan and other investment opportunities, whether they are due to competition, regulation or otherwise;

•	deterioration in the performance of properties securing our investments that may cause deterioration in the performance of our investments and potentially principal losses to us;

•	defaults by borrowers in paying debt service on outstanding indebtedness;

•	the adequacy of collateral securing our investments and declines in the fair value of our investments;

•	adverse developments in the availability of desirable investment opportunities;

•	difficulty in successfully managing our growth, including integrating new assets into our existing systems;

•	the cost of operating our platform, including, but not limited to, the cost of operating a real estate investment platform and the cost of operating as a publicly traded company;

•	the availability of qualified personnel and our relationship with our Manager;

•	conflicts with TPG and its affiliates, including our Manager, the personnel of TPG providing services to us, including our officers, and certain funds managed by TPG;

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•

our qualification as a REIT for U.S. federal income tax purposes and our ability to maintain our exemption or exclusion from registration under the Investment Company Act of 1940, as amended, or the Investment Company Act; and

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authoritative U.S. generally accepted accounting principles or policy changes from standard-setting bodies such as the Financial Accounting Standards Board, the SEC, the Internal Revenue Service, the NYSE and other authorities that we are subject to, as well as their counterparts in any foreign jurisdictions where we might do business.

There may be other factors that may cause our actual results to differ materially from the forward-looking statements contained in this prospectus supplement and the accompanying prospectus, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying prospectus and in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2018, incorporated by reference into this prospectus supplement and the accompanying prospectus. You should evaluate all forward-looking statements made in this prospectus supplement and the accompanying prospectus in the context of these risks and uncertainties.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We caution you not to place undue reliance on these forward-looking statements. All written and oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by these cautionary statements. Moreover, unless we are required by law to update these statements, we will not necessarily update or revise any forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus after the date hereof, either to conform them to actual results or to changes in our expectations.

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SUMMARY

This summary highlights certain information about us and the shares of our common stock being offered by this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company, we encourage you to read this entire document, including the information incorporated by reference into this document and the other documents to which we have referred. Unless indicated otherwise, the information in this prospectus supplement assumes the underwriters do not exercise their option to purchase up to an additional 900,000 shares of our common stock.

Overview

TPG RE Finance Trust, Inc., a Maryland corporation, is a commercial real estate finance company that directly originates, acquires and manages commercial mortgage loans and other commercial real estate-related debt instruments. While the commercial real estate debt markets are complex and continually evolving, we believe they offer significant opportunities to our stockholders for attractive risk-adjusted returns over time, when approached with the institutional capabilities and expertise of our Manager, an affiliate of TPG, one of the world’s leading investment firms. Our objective is to provide attractive risk-adjusted returns to our stockholders over time through cash distributions and capital appreciation.

We focus primarily on directly originating and selectively acquiring floating rate first mortgage loans that are secured by high quality commercial real estate properties undergoing some form of transition and value creation, such as retenanting, refurbishment or other form of repositioning. The collateral underlying our loans is located in primary and select secondary markets in the U.S. that we believe have attractive economic conditions and commercial real estate fundamentals. Through our Manager, we draw on TPG’s extensive real estate debt investment platform in order to execute our investment strategy.

Our Manager is part of TPG Real Estate, TPG’s real estate platform, which includes TPG Real Estate Partners, TPG’s real estate equity investment platform, and us, currently TPG’s dedicated real estate debt investment platform. Collectively, TPG Real Estate managed more than $10 billion in real estate and real estate-related assets as of September 30, 2018.

We conduct our operations as a REIT for U.S. federal income tax purposes. Our common stock is traded on the NYSE under the symbol “TRTX.” We also operate our business in a manner that permits us to maintain our exemption or exclusion from regulation under the Investment Company Act.

We were incorporated in Maryland on October 24, 2014 and commenced operations on December 18, 2014. Our principal executive offices are located at 888 Seventh Avenue, 35th Floor, New York, New York 10106 and our telephone number is (212) 601-4700. Our website address is www.tpgrefinance.com. The information on, or otherwise accessible through, our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

Recent Developments

Senior Mortgage Loan Originations

From January 1, 2019 through March 14, 2019, the Company closed, or is in the process of closing, 12 first mortgage loans, totaling $868.6 million of loan commitments. These loans were funded, or will be funded upon closing, with a combination of cash-on-hand and borrowings.

Senior Mortgage Loan Repayments

From January 1, 2019 through March 14, 2019, the Company received full loan repayments related to five first mortgage loans with a total loan commitment and unpaid principal balance of $262.7 million and $246.2 million, respectively. The weighted average risk rating for the full loan repayments was 2.9 as of December 31, 2018.

The Offering

The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus.

Issuer	TPG RE Finance Trust, Inc.

Common stock offered by us	6,000,000 shares (plus up to an additional 900,000 shares that we may issue and sell upon the exercise of the underwriters’ option to purchase additional shares of our common stock).

Common stock outstanding after this offering[1]	72,018,063 shares (or 72,918,063 shares if the underwriters exercise their option to purchase additional shares of our common stock in full).

Class A common stock outstanding after this offering	1,143,313 shares. The preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Class A common stock are identical to the common stock, except (1) the Class A common stock is not a “margin security” as defined in Regulation U of the Board of Governors of the U.S. Federal Reserve System (and rulings and interpretations thereunder) and may not be listed on a national securities exchange or a national market system and (2) each share of Class A common stock is convertible at any time or from time to time, at the option of the holder, for one fully paid and nonassessable share of common stock. The Class A common stock votes together with the common stock as a single class.

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $118.5 million after deducting the underwriting discount and estimated offering expenses payable by us (or approximately $136.3 million if the underwriters exercise their option to purchase additional shares of our common stock in full). We intend to use the net proceeds from this offering to originate or acquire loans secured by primarily institutional quality commercial properties, primarily first mortgage loans, and other investments involving commercial real estate that are consistent with our investment strategy. We may also use a portion of the net proceeds for working capital and other general corporate purposes, which may include, among others, the repayment of outstanding indebtedness under our secured revolving repurchase agreements, senior secured and secured credit agreements and term

[1]

The number of shares of common stock to be outstanding after this offering is based on 66,018,063 shares of our common stock outstanding as of March 13, 2019. The number of shares of our common stock outstanding as of March 13, 2019 excludes (i) 1,143,313 shares of our common stock issuable upon conversion of the outstanding shares of our Class A common stock (each share of Class A common stock is convertible at any time and from time to time, at the option of the holder, for one share of common stock) and (ii) 4,246,563 shares of our common stock reserved for future issuance under the TPG RE Finance Trust, Inc. 2017 equity incentive plan.

loan facility. To the extent we pay down any outstanding indebtedness, we may pay down debt outstanding under our secured revolving repurchase agreement with Morgan Stanley Bank, N.A., our secured credit agreement with Citibank, N.A., our secured revolving repurchase agreements with Goldman Sachs Bank USA, our secured revolving repurchase agreement with JPMorgan Chase Bank, National Association and our secured revolving repurchase agreement with Wells Fargo Bank, National Association. Morgan Stanley Bank, N.A., Citibank, N.A., Goldman Sachs Bank USA, JPMorgan Chase Bank, National Association and Wells Fargo Bank, National Association are each affiliated with one of the underwriters of this offering. See “Use of Proceeds” and “Underwriting—Other Relationships.”

Dividend policy	We generally intend to distribute each year substantially all of our taxable income to holders of our common stock so as to comply with the REIT provisions of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code. In addition, our dividend policy remains subject to revision at the discretion of our board of directors. All distributions will be made at the discretion of our board of directors and will depend upon, among other things, our actual results of operations and liquidity. These results and our ability to pay distributions will be affected by various factors, including our REIT taxable income, liquidity and financial condition, our maintenance of REIT status, financing covenants, applicable law, and other factors as our board of directors deems relevant.

Ownership limit	To assist us in qualifying as a REIT, stockholders generally will be restricted from owning more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock. Our charter also prohibits any person from directly or indirectly owning shares of our capital stock of any class or series if such ownership would result in us being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT.

NYSE symbol	“TRTX”

Risk factors	An investment in the shares of our common stock involves risks, and prospective investors should carefully consider the matters discussed under “Risk Factors” beginning on page S-4 of this prospectus supplement and in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2018, incorporated by reference into this prospectus supplement and the accompanying prospectus, before making a decision to invest in shares of our common stock.

RISK FACTORS

Before you decide to invest in shares of our common stock, in addition to the other information in this prospectus supplement and the accompanying prospectus, you should carefully read and consider the risk factors described below as well as under the heading “Risk Factors” contained in Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Each of the risks described in these documents could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects, as well as our ability to make distributions to our common stockholders at expected levels, or at all, and service our indebtedness, and could result in a partial or complete loss of your investment.

In connection with the forward-looking statements that appear in this prospectus supplement and the accompanying prospectus, you should also carefully review the cautionary statement referred to under “Forward-Looking Statements” in this prospectus supplement.

Risks Related to Our Common Stock and this Offering

The market price for our common stock may fluctuate significantly.

Our common stock trades on the NYSE under the symbol “TRTX.” The capital and credit markets have on occasion experienced periods of extreme volatility and disruption. The market price and liquidity of the market for shares of our common stock may be significantly affected by numerous factors, some of which are beyond our control and may not be directly related to our operating performance. Accordingly, no assurance can be given as to the ability of our stockholders to sell their common stock or the price that our stockholders may obtain for their common stock. Some of the factors that could negatively affect the market price of our common stock include:

•	our actual or projected operating results, financial condition, cash flows and liquidity, or changes in investment strategy or prospects;

•	changes in the value of our portfolio;

•	actual or perceived conflicts of interest with TPG, including our Manager, and the personnel of TPG provided to our Manager, including our executive officers, and TPG Funds;

•	equity issuances by us, or the resale of shares of our common stock by large stockholders, or the perception that such issuances or resales may occur;

•	loss of a major funding source or inability to obtain new favorable funding sources in the future;

•	our financing strategy and leverage;

•	actual or anticipated accounting problems;

•	publication of research reports about us or the commercial real estate industry;

•	adverse market reaction to additional indebtedness we incur or securities we may issue in the future;

•	additions to or departures of key personnel of TPG, including our Manager;

•	changes in market valuations or operating performance of companies comparable to us;

•	price and volume fluctuations in the overall stock market from time to time;

•	short-selling pressure with respect to shares of our common stock or REITs generally;

•	speculation in the press or investment community;

•	any shortfall in revenue or net income or any increase in losses from levels expected by investors or securities analysts;

•	increases in market interest rates, which may lead investors to demand a higher distribution yield for our common stock and would result in increased interest expense on our debt;

•	failure to maintain our REIT qualification or exclusion or exemption from Investment Company Act regulation or listing on the NYSE;

•	changes in law, regulatory policies or tax guidelines, or interpretations thereof, particularly with respect to REITs;

•	general market and economic conditions and trends, including inflationary concerns and the current state of the credit and capital markets; and

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the other factors described in “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2018 and in other reports that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

As noted above, market factors unrelated to our performance could also negatively impact the market price of our common stock. One of the factors that investors may consider in deciding whether to buy or sell our common stock is our distribution rate, if any, as a percentage of our stock price relative to market interest rates. If market interest rates increase, prospective investors may demand a higher distribution rate or seek alternative investments paying higher dividends or interest. As a result, interest rate fluctuations and conditions in the capital markets can affect the market price of our common stock.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $118.5 million after deducting the underwriting discount and estimated offering expenses payable by us (or approximately $136.3 million if the underwriters exercise their option to purchase additional shares of our common stock in full). We intend to use the net proceeds from this offering to originate or acquire loans secured by primarily institutional quality commercial properties, primarily first mortgage loans, and other investments involving commercial real estate that are consistent with our investment strategy. We may also use a portion of the net proceeds for working capital and other general corporate purposes, which may include, among others, the repayment of outstanding indebtedness under our secured revolving repurchase agreements, senior secured and secured credit agreements and term loan facility. To the extent we pay down any outstanding indebtedness, we may pay down debt outstanding under our secured revolving repurchase agreement with Morgan Stanley Bank, N.A., our secured credit agreement with Citibank, N.A., our secured revolving repurchase agreements with Goldman Sachs Bank USA, our secured revolving repurchase agreement with JPMorgan Chase Bank, National Association and our secured revolving repurchase agreement with Wells Fargo Bank, National Association. Morgan Stanley Bank, N.A., Citibank, N.A., Goldman Sachs Bank USA, JPMorgan Chase Bank, National Association and Wells Fargo Bank, National Association are each affiliated with one of the underwriters of this offering. As a result, affiliates of the underwriters of this offering may receive proceeds from this offering to the extent that we pay down any outstanding indebtedness under our secured revolving repurchase agreements or secured credit agreement. See “Underwriting—Other Relationships.”

UNDERWRITING

Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as joint book-running managers and Morgan Stanley & Co. LLC is acting as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the number of shares of our common stock set forth opposite the underwriter’s name.

Underwriter	Number of Shares
Morgan Stanley & Co. LLC	2,700,000
Citigroup Global Markets Inc.	1,500,000
Goldman Sachs & Co. LLC	600,000
J.P. Morgan Securities LLC	600,000
Wells Fargo Securities, LLC	600,000

Total	6,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the shares of our common stock included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the shares (other than those covered by the underwriters’ option to purchase additional shares of our common stock described below) if they purchase any of the shares.

If the underwriters sell more shares than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 900,000 additional shares of our common stock at the public offering price, less the underwriting discount. Any shares issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.

We have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, as amended, or the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

Commissions and Discounts

The representative has advised us that the underwriters propose initially to offer our shares to the public at the public offering price set forth on the cover of this prospectus supplement and to dealers at that price less a concession not in excess of $0.10 per share. After the initial offering, the public offering price, concession or any other term of this offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares of our common stock.

	Per Share	Without Option	With Option
Public offering price	$19.90	$119,400,000	$137,310,000
Underwriting discount	$0.10	$600,000	$690,000
Proceeds, before expenses, to us	$19.80	$118,800,000	$136,620,000

We estimate that our total expenses of this offering, not including the underwriting discount, will be approximately $300,000.

We have agreed to reimburse the underwriters for certain expenses relating to the Financial Industry Regulatory Authority, Inc. in an amount up to $5,000.

No Sales of Similar Securities

We, our executive officers and directors, our Manager and certain of our stockholders have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock (including our Class A common stock), for 60 days after the date of this prospectus supplement without first obtaining the written consent of Morgan Stanley & Co. LLC. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

•	offer, pledge, sell or contract to sell any stock;

•	sell any option or contract to purchase any stock;

•	purchase any option or contract to sell any stock;

•	grant any option, right or warrant for the sale of any stock;

•	lend or otherwise dispose of or transfer any stock;

•	request or demand that we file a registration statement related to our stock; or

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enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any stock whether any such swap or other agreement is to be settled by delivery of stock or other securities, in cash or otherwise.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock (including our Class A common stock). It also applies to stock owned now or, subject to certain exceptions, acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Morgan Stanley & Co. LLC may, in its sole discretion, release any of the securities subject to these lock-up agreements at any time without notice. There are no present agreements among us, our executive officers and directors, our Manager or our stockholders to release us or them from these lock-up agreements. However, we cannot predict the circumstances or timing under which these restrictions may be waived.

Listing

Our shares of common stock are listed on the NYSE under the symbol “TRTX.”

Stabilization, Short Positions and Penalty Bids

In connection with the offering, the underwriters may purchase and sell shares of our common stock in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the underwriters’ option to purchase additional shares of our common stock, and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of shares of our common stock than they are required to purchase in this offering.

•	“Covered” short sales are sales of shares of our common stock in an amount up to the number of shares represented by the underwriters’ option to purchase additional shares of our common stock.

•	“Naked” short sales are sales of shares of our common stock in an amount in excess of the number of shares represented by the underwriters’ option to purchase additional shares of our common stock.

•	Covering transactions involve purchases of shares either pursuant to the underwriters’ option to purchase additional shares of our common stock or in the open market in order to cover short positions.

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To close a naked short position, the underwriters must purchase shares of our common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

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To close a covered short position, the underwriters must purchase shares of our common stock in the open market or must exercise the option to purchase additional shares of our common stock. In determining the source of shares of our common stock to close the covered short position, the underwriters will consider, among other things, the price of shares of our common stock available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares of our common stock.

•	Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our common stock. They may also cause the price of our common stock to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

Each of the underwriters and certain of their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In particular, we are a party to a secured revolving repurchase agreement with an affiliate of Morgan Stanley & Co. LLC that has a maximum commitment amount of $500.0 million. In addition, an affiliate of Citigroup Global Markets Inc. serves as administrative agent and lender and Citigroup Global Markets Inc. serves as sole lead arranger and sole lead book running manager under our $160.0 million secured credit agreement. We are also a party to two secured revolving repurchase agreements with an affiliate of Goldman Sachs & Co. LLC that have maximum commitment amounts of $750.0 million and $100.0 million, a secured revolving repurchase agreement with an affiliate of J.P. Morgan Securities LLC that has a maximum commitment amount of $400.0 million and a secured revolving repurchase agreement with an affiliate of Wells Fargo Securities, LLC that has a maximum commitment amount of $750.0 million. As a result, affiliates of the underwriters of this offering may receive proceeds from this offering to the extent that we pay down any outstanding indebtedness under our secured revolving repurchase agreements or secured credit agreement.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to this offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of our shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer our shares without disclosure to investors under Chapter 6D of the Corporations Act.

Our shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring our shares must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the People’s Republic of China

This prospectus supplement and the accompanying prospectus may not be circulated or distributed in the People’s Republic of China, or the PRC, and the shares of our common stock which are the subject of this prospectus supplement and the accompanying prospectus may not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Notice to Prospective Investors in Hong Kong

Our shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to our shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

Registration pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan, as amended, or the FIEA, has not been and will not be made with respect to the solicitation of an offer to purchase shares of our common stock on the ground that the solicitation qualifies as a “solicitation for a small number of investors” (as defined in Article 23-13, Paragraph 4 of the FIEA), and the shares are “securities” as defined in Article 2, Paragraph 2, Item 6 of the FIEA and being offered in accordance with Article 2, Paragraph 3, Item 3 of the FIEA where the shares are to be acquired by 499 or fewer investors. Prospective investors should be aware that TPG RE Finance Trust, Inc. has not been and will not be registered under the FIEA as “type 2 financial instrument trader” (dainishu kinyushohin torihiki gyo) nor “investment management business” (toshi unyo gyo), and no transfer of shares shall be permitted in any manner whatsoever if such transfer requires us to be registered as “type 2 financial instrument trader” (dainishu kinyushohin torihiki gyo) and/or “investment management business” (toshi unyo gyo) under the FIEA. In the event that we choose to rely on the exemption from registration requirement for “type 2 financial instrument trader” (dainishu kinyushohin torihiki gyo) as provided for in Article 63, Paragraph 1, Item 1 of the FIEA with respect to the offering and sale of the shares of our common stock, the investor acknowledges and agrees that: (i) no shares shall be sold to or held by any resident in Japan (including those who have been solicited in Japan to subscribe for the shares) unless at least one “qualified institutional investor,” as defined in Article 2, Paragraph 3, Item 1 of the FIEA and Article 10 of the Cabinet Office Ordinance on Definitions under Article 2 of the FIEA, or the QII, purchases and holds a share; (ii) the investors who are not QIIs in Japan (including those who have been solicited in Japan to subscribe for the shares) that purchase or hold shares shall be persons set forth in Article 17-12, Paragraph 1 of the Order for Enforcement of the Financial Instruments and Exchange Act, or Eligible Non-QIIs, and the number of Eligible Non-QIIs shall not exceed 49 during any given six months period (subject to the Rules of Integration as provided for under the FIEA); (iii) no shares shall be sold to or held by any person falling under Article 63, Paragraph 1, Item 1, Sub-items (i) to (iii) of the FIEA (any such person being referred to as an “unqualified investor”); (iv) the investor does not and will not make us fall within the prohibited categories under Article 234-2 of the Cabinet Office Ordinance on Financial Instruments Business; (v) if the investor is a QII, it agrees not to transfer the shares if (a) the transferee is not a QII or (b) the transferee is an unqualified investor; and (vi) if the investor is an Eligible Non-QIIs, it can transfer the shares only in a single block transaction to a single transferee who is either a QII or an Eligible Non-QIIs and is not an unqualified investor, and all of the investor’s shares must be transferred to the transferee in such transaction. Furthermore, in the event that we choose to rely on the exemption from registration requirement for “investment management business” (toshi unyo gyo), no shares of our common stock shall be sold in Japan or held by Japanese investors, unless either (a): (i) all of the Japanese investors in the shares who are “direct investors” (as defined in Article 16, Paragraph 1, Item 13 of the Cabinet Office Ordinance on Definitions under Article 2 of the FIEA) are (x) QIIs or (y) those who have filed the notification form for special business activities for qualified institutional investors in respect of “investment management business” (as defined in Article 63, Paragraph 1, Item 2 of the FIEA) in accordance with Article 63, Paragraph 2 of the FIEA (the “Article 63 Notification”); (ii) all of the Japanese investors in the shares who are “indirect investors” (as defined in Article 16, Paragraph 1, Item 13 of the Cabinet Office Ordinance on Definitions under Article 2 of the FIEA), if any, are QIIs; (iii) the number of Japanese investors (including “indirect investors”) in the shares is not more than 9; and (iv) the aggregate amount of investment in the shares made by the “direct investors” is not more than one-third (1/3) of the aggregate amount of the investment made by all investors in the shares, or (b): (i) at least one QII holds, at any given time, a share; (ii) the investors who are not QIIs in Japan holding the shares, if any, shall be eligible non-QIIs and the number of Eligible Non-QIIs does not exceed 49 during any given time; (iii) no shares are sold to or held by unqualified investors; (iv) the investor does not and will not make us fall within the prohibited categories under Article 234-2 of the Cabinet Office Ordinance on Financial Instruments Business; and (v) we has filed the Article 63 Notification prior to the commencement of the management of the assets of us.

Notice to Prospective Investors in Singapore

The offer or invitation of the shares of our common stock which are the subject of this prospectus supplement and the accompanying prospectus does not relate to a collective investment scheme which is authorized under Section 286 of the Securities and Futures Act (Chapter 289 of Singapore), or the SFA, or recognized under Section 287 of the SFA. We are not authorized or recognized by the Monetary Authority of Singapore, or the MAS, and the shares of our common stock which are the subject of this prospectus supplement and the accompanying prospectus are not allowed to be offered to the retail public. This prospectus supplement and the accompanying prospectus and any other document or material issued in connection with the offer or sale is not a prospectus as defined in the SFA. Accordingly, statutory liability under the SFA in relation to the context of this prospectus supplement and the accompanying prospectus would not apply. You should consider carefully whether the investment is suitable for you.

This prospectus supplement and the accompanying prospectus has not been registered as a prospectus with the MAS. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of our common stock which are the subject of this prospectus supplement and the accompanying prospectus may not be circulated or distributed, nor may these shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 304 of the SFA, (ii) to a relevant person pursuant to Section 305(1), or any person pursuant to Section 305(2), and in accordance with the conditions specified in Section 305 of the SFA, or (iii) otherwise pursuant to and in accordance with the conditions of, any other applicable provision of the SFA.

Where shares of our common stock are subscribed or purchased under Section 305 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 305 of the SFA except:

(i)

to an institutional investor defined in Section 4A of the SFA or to a relevant person defined in Section 305(5) of the SFA, or to any person arising from an offer referred to in Section 305(2) or Section 305A(3)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 305A(5) of the SFA; or

(v)	as specified in Regulation 36 of the Securities and Futures (Offers of Investments) (Collective Investment Schemes) Regulations 2005 of Singapore.

Notice to Prospective Investors in South Korea

The shares of our common stock may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in South Korea or to any resident of South Korea except pursuant to the applicable laws and regulations of South Korea, including the Financial Investment Services and Capital Markets Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The shares of our common stock have not been registered with the Financial Services Commission of South Korea for public offering in South Korea. Furthermore, the shares of our common stock may not be re-sold to South Korean residents unless the purchaser of the shares complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with their purchase.

Notice to Prospective Investors in Taiwan

The shares of our common stock have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the shares of our common stock in Taiwan.

Notice to Prospective Investors in United Arab Emirates

UAE. The offering contemplated hereunder has not been approved or licensed by the Central Bank of the United Arab Emirates, or the UAE, the Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority, or the DFSA, a regulatory authority of the Dubai International Financial Centre, or the DIFC. This offering does not constitute a public offer of shares in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, or otherwise. The shares of our common stock may not be offered to the public in the UAE and/or any of the free zones. The shares of our common stock may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned.

Dubai International Financial Centre. This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein or therein and has no responsibility for this prospectus supplement and the accompanying prospectus. Our shares to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of our shares offered should conduct their own due diligence on our shares. If you do not understand the contents of this prospectus supplement and the accompanying prospectus, you should consult an authorized financial advisor.

ADDITIONAL MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of additional material U.S. federal income tax considerations with respect to the ownership of our common stock. This summary supplements and should be read together with the discussion under “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus.

Under H.R. 1, informally titled the Tax Cuts and Jobs Act, individuals, trusts, and estates generally, for taxable years beginning after December 31, 2017 and before January 1, 2026, may deduct 20% of the “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income, which in each case are already eligible for capital gain tax rates) they receive. Under recently issued Treasury Regulations, to qualify for this deduction, the stockholder receiving such dividend must hold the dividend-paying REIT shares for at least 46 days (taking into account certain special holding period rules) of the 91-day period beginning 45 days before the shares become ex-dividend, and cannot be under an obligation to make related payments with respect to a position in substantially similar or related property.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Vinson & Elkins L.L.P. In addition, the description of U.S. federal income tax consequences contained in the section of this prospectus supplement entitled “Additional Material U.S. Federal Income Tax Considerations” and in the section of the accompanying prospectus entitled “Material U.S. Federal Income Tax Considerations” is based on the opinion of Vinson & Elkins L.L.P. Certain matters of Maryland law will be passed upon for us by Venable LLP. Sidley Austin LLP will act as counsel to the underwriters.

EXPERTS

The consolidated financial statements and the related consolidated financial statement schedule, incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements, and the related consolidated financial statement schedule, have been so incorporated in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information concerning issuers that file electronically with the SEC, including us. Our common stock is listed and traded on the NYSE. We also maintain an internet site at www.tpgrefinance.com that contains information concerning us. The information on, or otherwise accessible through, our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act to register the securities being offered in this prospectus supplement. This prospectus supplement, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules to the registration statement. For further information regarding us and our securities, please refer to the registration statement and the documents incorporated by reference in or filed as exhibits to the registration statement. You may obtain the registration statement and its exhibits from the SEC as indicated above or from us. Statements contained in this prospectus supplement as to the contents of any contract or other document that is incorporated by reference in or filed as an exhibit to the registration statement are not necessarily complete and we refer you to the full text of the contract or other document incorporated by reference in or filed as an exhibit to the registration statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 26, 2019;

•	our Current Report on Form 8-K filed with the SEC on March 7, 2019;

•

our definitive proxy statement on Schedule 14A filed with the SEC on April 11, 2018 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017); and

•

the description of our common stock in our Registration Statement on Form 8-A filed with the SEC on July 18, 2017, including all other amendments and reports filed for the purpose of updating such description.

All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering are deemed incorporated by reference into this prospectus supplement and a part hereof from the date of filing of those documents. Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of our Current Reports on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus supplement and the accompanying prospectus. Any statement contained in any document incorporated by reference shall be deemed to be amended, modified or superseded for the purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus or a later document that is or is considered to be incorporated by reference herein amends, modifies or supersedes such statement. Any statements so amended, modified or superseded shall not be deemed to constitute a part of this prospectus supplement and the accompanying prospectus, except as so amended, modified or superseded.

We will provide without charge to each person to whom this prospectus supplement and the accompanying prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus. Requests for such documents should be directed to:

TPG RE Finance Trust, Inc.

888 Seventh Avenue, 35th Floor

New York, New York 10106

Attention: Investor Relations

Telephone: (212) 601-4700

Email: IR@tpgrefinance.com

PROSPECTUS

TPG RE Finance Trust, Inc.

Common Stock, Preferred Stock, Debt Securities,

Warrants, Subscription Rights, Purchase Contracts and Units

We and any selling security holders may from time to time offer and sell, in one or more series or classes, separately or together, the following securities:

•	common stock;

•	preferred stock;

•	debt securities;

•	warrants;

•	subscription rights;

•	purchase contracts; and

•	units.

We will offer our securities in amounts, at prices and on terms to be determined at the time we offer those securities. We will provide the specific terms of these securities in supplements to this prospectus when we offer these securities.

We are organized and conduct our operations so as to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. The specific terms of the securities may include limitations on actual, beneficial or constructive ownership and restrictions on transfer of the securities that may be appropriate to, among other purposes, preserve our status as a REIT.

The securities may be offered on a delayed or continuous basis directly by us and/or selling security holders, through agents, underwriters or dealers as designated from time to time, through a combination of these methods or any other method as provided in the applicable prospectus supplement. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “TRTX.” On August 6, 2018, the last reported price for our common stock on the NYSE was $20.69 per share.

Investing in our securities involves risks. Before buying our securities, you should refer to the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission. See “Risk Factors” on page 2.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 7, 2018.

You should rely only on the information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any applicable free writing prospectus. We have not authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any applicable free writing prospectus. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus or the documents incorporated by reference herein or therein is accurate only as of the respective dates of such documents or on the date or dates which are specified in such documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic “shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. By using this shelf registration process, we and any selling security holders may offer shares of our common stock, shares of our preferred stock, debt securities, warrants to purchase debt or equity securities described in this prospectus, subscription rights, purchase contracts and units consisting of two or more of the foregoing, from time to time in one or more offerings. This prospectus only provides you with a general description of the securities we and any selling security holders may offer, and such description is not meant to be a complete description of each security. Each time we or any selling security holders offer securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering, the securities being offered and information regarding the selling security holders, if any. The applicable prospectus supplement or a free writing prospectus may also add to, update or change information contained in this prospectus. If there is any inconsistency between information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus. Before purchasing any securities, you should carefully read both this prospectus and any supplement or free writing prospectus, together with additional information described under the heading “Where You Can Find More Information.”

Except where the context suggests otherwise, the terms “our company,” “we,” “us,” and “our” refer to TPG RE Finance Trust, Inc., a Maryland corporation, and its subsidiaries; the term “Manager” refers to our external manager, TPG RE Finance Trust Management, L.P., a Delaware limited partnership; the term “TPG” refers to TPG Global, LLC, a Delaware limited liability company, and its affiliates; the terms “stock” and “shares” refer, unless the context requires otherwise, to the common stock, $0.001 par value per share, and the Class A common stock, $0.001 par value per share, of TPG RE Finance Trust, Inc.; and the term “stockholders” refers, unless the context requires otherwise, to the holders of shares of such common stock and Class A common stock.

TPG RE FINANCE TRUST, INC.

We are a commercial real estate finance company sponsored by TPG. We directly originate, acquire and manage commercial mortgage loans and other commercial real estate-related debt instruments for our balance sheet. Our objective is to provide attractive risk-adjusted returns to our stockholders over time through cash distributions and capital appreciation. To meet our objective, we focus primarily on directly originating and selectively acquiring floating rate first mortgage loans that are secured by high quality commercial real estate properties undergoing some form of transition and value creation, such as retenanting, refurbishment or other form of repositioning. The collateral underlying our loans is located in primary and select secondary markets in the U.S. that we believe have attractive economic conditions and commercial real estate fundamentals. We conduct our operations as a REIT for U.S. federal income tax purposes. Our common stock is traded on the NYSE, under the symbol “TRTX”.

Our principal executive offices are located at 888 Seventh Avenue, 35th Floor, New York, New York 10106, and our telephone number is (212) 601-4700. Our web address is www.tpgrefinance.com. The information on, or otherwise accessible through, our website does not constitute a part of this prospectus.

RISK FACTORS

Before you invest in any of our securities, in addition to the other information in this prospectus and the applicable prospectus supplement, you should carefully read and consider the risk factors under the heading “Risk Factors” contained in Part I, Item 1A in our most recent Annual Report on Form 10-K as well as any risk factors contained in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus and the applicable prospectus supplement, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each of the risks described in these documents could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects, and could result in a partial or complete loss of your investment.

FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference herein contain certain forward-looking statements that are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of our investments and our financing needs and arrangements. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe existing or future plans and strategies, contain projections of results of operations, liquidity and/or financial condition or state other forward-looking information. Our ability to predict future events or conditions or their impact or the actual effect of existing or future plans or strategies is inherently uncertain. Although we believe that such forward-looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward-looking statements. Factors that could have a material adverse effect on future results and performance relative to those set forth in or implied by the related forward-looking statements, as well as on our business, financial condition, liquidity, results of operations and prospects, include, but are not limited to:

•

the effects of adverse conditions or developments in the financial markets and the economy upon our ability to originate and selectively acquire commercial mortgage loans and other commercial real estate-related debt instruments and to manage our investments;

•	the level and volatility of prevailing interest rates and credit spreads;

•	changes in our industry, interest rates, the debt or equity markets, the general economy or the commercial finance and the real estate markets specifically;

•	adverse changes in the real estate and real estate capital markets;

•	general volatility of the securities markets in which we participate;

•	changes in our business, investment strategies, target assets or financing strategies;

•	difficulty in obtaining financing or raising capital;

•	reductions in the yield on our investments and increases in the cost of our financing;

•	adverse legislative or regulatory developments, including with respect to tax laws;

•	general volatility of the markets in which we invest;

•	changes in the availability of attractive loan and other investment opportunities, whether they are due to competition, regulation or otherwise;

•	our ability to obtain and maintain financing arrangements on favorable terms, or at all;

•	the adequacy of collateral securing our investments and declines in the fair value of our investments;

•	the timing of cash flows, if any, from our investments;

•	our ability to match the interest rates and maturities of our investments and indebtedness;

•	the operating performance, liquidity and financial condition of borrowers;

•	increased rates of default and/or decreased recovery rates on our investments;

•	changes in prepayment rates on our investments;

•	a downgrade in, or negative outlook on, the credit ratings assigned to our investments, if any, or the anticipation of such action;

•	the availability of qualified personnel and our relationship with our Manager;

•	conflicts with TPG and its affiliates, including our Manager, the personnel of TPG providing services to us, including our officers, and certain funds managed by TPG;

•

events, contemplated or otherwise, such as acts of God, including hurricanes, earthquakes, wildfires, mudslides and other natural disasters, acts of war and/or terrorism and other events that may cause unanticipated and uninsured performance declines and/or losses to us or the owners and operators of the real estate securing our investments;

•	impact of and changes in governmental regulations, tax laws and rates, accounting principles and policies and similar matters;

•	our ability to make distributions to our stockholders in the future at the level contemplated by our stockholders or the market generally, or at all;

•	deterioration in the performance of properties securing our investments that may cause deterioration in the performance of our investments and potentially principal losses to us;

•	defaults by borrowers in paying debt service on outstanding indebtedness;

•	increased competition from entities engaged in mortgage lending or investing in our target assets;

•	difficulty in redeploying the proceeds from repayments of our existing investments;

•	difficulty in successfully managing our growth, including integrating new assets into our existing systems;

•	the cost of operating our platform, including, but not limited to, the cost of operating a real estate investment platform and the cost of operating as a publicly traded company;

•	our ability to maintain our qualification as a REIT for U.S. federal income tax purposes;

•	our ability to maintain our exclusion or exemption from registration under the Investment Company Act of 1940, as amended;

•

authoritative generally accepted accounting principles or policy changes from such standard-setting bodies such as the Financial Accounting Standards Board, the SEC, the Internal Revenue Service (“IRS”), the NYSE, and other authorities that we are subject to, as well as their counterparts in any foreign jurisdictions where we might do business; and

•	other factors, including those discussed under “Risk Factors” in the information incorporated by reference into this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We caution you not to place undue reliance on these forward-looking statements. All written and oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by these cautionary statements. Moreover, unless we are required by law to update these statements, we will not necessarily update or revise any forward-looking statements included or incorporated by reference in this prospectus after the date hereof, either to conform them to actual results or to changes in our expectations.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we intend to use the net proceeds we receive from the offering of securities under this prospectus for general corporate purposes, including funding our investment activity, repayment of indebtedness and working capital. Further details relating to the use of net proceeds from the offering of securities under this prospectus will be set forth in the applicable prospectus supplement.

Pending such uses, the net proceeds may be invested in money market funds, bank accounts, overnight repurchase agreements with primary federal reserve bank dealers collateralized by direct U.S. government obligations and other instruments or investments reasonably determined by our Manager to be of high quality and that are consistent with our intention to continue to qualify as a REIT and maintain our exclusion or exemption from regulation under the Investment Company Act of 1940, as amended.

We will not receive any of the proceeds from the sale of securities to which this prospectus relates that are offered by any selling security holders.

RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our historical ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for each of the periods presented. The ratio of earnings to fixed charges was computed by dividing earnings (our income or loss before income taxes after adding fixed charges (interest expense on our indebtedness)) by our fixed charges. The ratio of earnings to combined fixed charges and preferred stock dividends was computed by dividing earnings by our fixed charges and preferred stock dividends.

	Six Months Ended June 30, 2018	Year Ended December 31, 2017	Year Ended December 31, 2016	Year Ended December 31, 2015	Period from December 18, 2014 (inception) to December 31, 2014
Ratio of earnings to fixed charges	1.92x	2.21x	2.13x	2.28x	N/A	(1)
Ratio of earnings to combined fixed charges and preferred stock dividends	1.92x	2.21x	2.13x	2.28x	N/A	(1)(2)

(1)	The dollar amount of the deficiency was approximately $8.2 million for the period from December 18, 2014 (inception) to December 31, 2014.
(2)

Prior to January 21, 2015 (the date of issuance of our 12.5% Series A Cumulative Non-Voting Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”)), we had not issued any preferred stock, and therefore there are no preferred stock dividends included in our calculation of the ratio of earnings to combined fixed charges and preferred stock dividends for the period from December 18, 2014 (inception) to December 31, 2014. On February 28, 2018, we redeemed all of the outstanding shares of our Series A Preferred Stock. Pursuant to our charter, the redeemed shares of our Series A Preferred Stock have the status of authorized but unissued shares of Series A Preferred Stock which may be issued by our board of directors from time to time at its discretion.

DESCRIPTION OF CAPITAL STOCK

The following description of the rights and preferences of our capital stock is only a summary. While we believe that the following description covers the material terms of our capital stock, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire prospectus, the Maryland General Corporation Law (the “MGCL”), our charter and bylaws and the other documents we refer to for a more complete understanding of our capital stock. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 300,000,000 shares of common stock, par value $0.001 per share, 2,500,000 shares of Class A common stock, $0.001 par value per share, and 100,000,000 shares of preferred stock, $0.001 par value per share, of which 125 shares are classified and designated as Series A Preferred Stock. Our charter authorizes our board of directors to amend our charter to increase or decrease the aggregate number of authorized shares of capital stock or the number of shares of capital stock of any class or series with the approval of a majority of our entire board of directors and without stockholder approval. As of August 3, 2018, 59,038,875 shares of our common stock were issued and outstanding, 1,148,402 shares of our Class A common stock were issued and outstanding and no shares of our preferred stock were issued and outstanding.

Under Maryland law, stockholders generally are not personally liable for our debts or obligations solely as a result of their status as stockholders.

Common Stock

Subject to the preferential rights of any other class or series of shares of capital stock and to the provisions of our charter regarding the restrictions on ownership and transfer of our capital stock, holders of shares of our common stock are entitled to receive dividends and other distributions on such shares out of assets legally available therefor if, as and when authorized by our board of directors and declared by us, and the holders of shares of our common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and other liabilities.

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of shares of our capital stock and except as may otherwise be specified in the terms of any class or series of shares of our capital stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of capital stock, the holders of such shares of our common stock will possess the exclusive voting power. There is no cumulative voting in the election of our directors, which means that the holders of a majority of the outstanding shares of our capital stock entitled to vote in the election of directors can elect all of the directors then standing for election, and the holders of the remaining shares of such capital stock will not be able to elect any directors.

Holders of shares of our common stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any securities of our company and generally have no appraisal rights. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of shares of capital stock, holders of shares of our common stock will have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge or consolidate with or into or convert into another entity, sell all or substantially all of its assets outside the ordinary course of its business or engage in a statutory share exchange unless advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides that these matters (other than certain amendments to the provisions of our charter related to the removal of directors, the restrictions on ownership and transfer of our shares of capital stock and the vote required to amend these provisions) may be approved by a majority of all of the votes entitled to be cast on the matter. Because our operating assets may be held by our subsidiaries, these subsidiaries may be able to merge or transfer all or substantially all of their assets without the approval of our stockholders.

Class A Common Stock

The preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Class A common stock are identical to the common stock, except as specifically set forth below. The Class A common stock votes together with the common stock as a single class.

The Class A common stock is a security that is not a “margin security” as defined in Regulation U of the Board of Governors of the U.S. Federal Reserve System (and rulings and interpretations thereunder) and may not be listed on a national securities exchange or a national market system.

Each share of Class A common stock is convertible at any time or from time to time, at the option of the holder, for one fully paid and nonassessable share of common stock.

Preferred Stock

General

We are authorized to issue 100,000,000 shares of preferred stock. Our charter provides that our board of directors has the authority, without action by our stockholders, to classify, designate and issue shares of preferred stock in one or more classes or series and to fix the designation, number of shares, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of any class or series of preferred stock.

Any future issuance of shares of preferred stock could adversely affect the voting power and distribution and liquidation rights of holders of common stock, and the likelihood that the holders will receive dividend payments, and payments upon liquidation could have the effect of delaying, deferring or preventing a change in control that might otherwise be favorable to our common stockholders.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. They will include, where applicable:

•	the title and par value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

•	the procedures for an auction and remarketing, if any, of the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	any voting rights of the preferred stock;

•	the provisions for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	information with respect to book-entry registration procedures, if any;

•

the terms and conditions, if applicable, upon which the preferred stock will be convertible into or exchangeable for our common stock, preferred stock or other securities including the conversion price or the manner of calculating the conversion price and conversion period;

•	if appropriate, a discussion of federal income tax consequences applicable to the preferred stock;

•	any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to assist us in qualifying as a REIT or otherwise;

•

the priority of the preferred stock with all series of preferred stock ranking on a parity with each other unless otherwise specified in the charter and that the preferred stock will rank senior to common stock with respect to payment of dividends and distribution of assets upon liquidation; and

•	any other specific terms, preferences, rights, limitations or restrictions on the preferred stock.

Conversion or Exchange

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock, preferred stock or other securities will be stated in the prospectus supplement relating to the preferred stock. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock or other securities to be received by the holders of preferred stock would be subject to adjustment.

Transfer Agent and Registrar

Our transfer agent and registrar is American Stock Transfer & Trust Company, LLC.

Power to Reclassify Our Unissued Shares of Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of our stock or preferred stock into other classes or series of capital stock. Prior to issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on ownership and transfer of shares of our capital stock, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series. Therefore, our board of directors could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our stock or otherwise be in the best interest of our then-existing stockholders.

Power to Increase or Decrease Authorized Shares of Stock and Preferred Stock and Issue Additional Shares of Stock and Preferred Stock

We believe that the power of our board of directors, without a stockholder vote, to amend our charter to increase or decrease the aggregate number of authorized shares of our stock or preferred stock, to authorize us to issue additional shares of our stock or preferred stock and to classify or reclassify unissued shares of our stock or preferred stock and thereafter to authorize us to issue such classified or reclassified shares of stock or preferred stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. Any additional classes or series of our stock or preferred stock, as well as the additional authorized shares of our stock or preferred stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law, the terms of any class or series of our stock or preferred stock or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Our board of directors could authorize us to issue a class or series of our stock or preferred stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our then-existing stockholders.

Restrictions on Ownership and Transfer

In order for us to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), our shares of stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year.

Our charter contains restrictions on the ownership and transfer of our stock. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of certain constructive ownership provisions of the Internal Revenue Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock (which we refer to as the “ownership limit”). A person or entity that becomes subject to the ownership limit by virtue of a violative transfer that results in a transfer to a trust, as described below, is referred to as a “prohibited owner” if, had the violative transfer or other event been effective, the person or entity would have been a beneficial or constructive owner or, if appropriate, a record owner of shares of our capital stock in violation of the ownership limit or other restrictions.

The constructive ownership rules under the Internal Revenue Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of our capital stock), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of the class or series of our capital stock and thereby subject the shares to the ownership limit.

Our board of directors may, in its sole discretion, prospectively or retroactively, exempt a person from the ownership limit for one or more classes and/or series of our capital stock. However, our board of directors may not exempt any person whose ownership of our outstanding stock would result in our failing to continue to qualify as a REIT. In order to be considered by our board of directors for exemption, a person also must provide such representations, covenants and undertakings as our board of directors may deem appropriate in order to conclude that granting the exemption would not cause us to fail to continue to qualify as a REIT. As a condition of its waiver, our board of directors may require an opinion of counsel or IRS ruling satisfactory to our board of directors with respect to our continued qualification as a REIT and may impose such conditions and restrictions as it deems appropriate.

Our board of directors may from time to time increase or decrease the ownership limit for one or more classes or series of our stock and for one or more persons; provided, however, that any decrease may be made only prospectively as to existing holders; and provided, further, that the ownership limit may not be increased if, after giving effect to such increase, five or fewer individuals could own in the aggregate, more than 49.9% in value of the shares then outstanding or we would otherwise fail to qualify as a REIT. The reduced ownership limit will not apply to any person or entity whose percentage ownership of shares of our capital stock of a class or series is in excess of such decreased ownership limit until such time as such person’s or entity’s percentage of ownership of our capital stock of such class or series equals or falls below the decreased ownership limit, but any further acquisition of shares of our capital stock of such class or series by such person (other than a person subject to an excepted holder limit) will be in violation of the ownership limit.

Our charter provisions further prohibit:

•

any person from beneficially or constructively owning, applying certain attribution rules of the Internal Revenue Code, shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of the taxable year) or otherwise cause us to fail to qualify as a REIT; and

•

any person from transferring shares of our capital stock if such transfer would result in shares of our capital stock being owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on ownership and transfer or any person who would have owned shares of our capital stock that resulted in a transfer of shares to a trust pursuant to the terms of our charter will be required to give immediate notice, or in the case of a proposed or attempted transaction, at least 15 days’ prior written notice to us and provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our qualification as a REIT. The foregoing restrictions on ownership and transfer will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with the applicable restriction or limitation is no longer required in order for us to qualify as a REIT.

Pursuant to our charter, if any transfer of shares of our capital stock would result in shares of our capital stock being owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of shares of our capital stock or any other event would otherwise result in any person violating the ownership limit or such other limit established by our board of directors or in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be automatically transferred, without further action by us or any other party, to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be paid to the trustee upon demand to be held in trust for the charitable beneficiary and any dividend or other distribution authorized but unpaid must be paid when due to the trustee. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the ownership limit or our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT, then our charter provides that the purported transfer of the shares that would cause a violation of the charter will be void, and the intended transferee will acquire no rights in such shares.

Shares of our capital stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the event that resulted in the transfer to the trust did not involve the prohibited owner giving value to the shares (such as a devise or gift), the Market Price (as such term is defined in our charter) on the day of the event which resulted in the transfer of such shares of our capital stock to the trust) and (2) the Market Price on the date we accept, or our designee accepts, such offer. We may reduce the price payable to the prohibited owner by the amount of distributions paid to the prohibited owner and owed to the trustee. We have the right to accept such offer until the trustee has sold the shares of our capital stock held in the trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the trustee must distribute the net proceeds of the sale to the prohibited owner and any other amounts held by the trustee with respect to such shares of our capital stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of our shares to the trust, sell the shares to a person designated by the trustee who could own the shares without violating the ownership limit and the other restrictions on ownership and transfer of our stock. After that, the trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the event which resulted in the transfer to the trust did not involve the prohibited owner giving value to the shares, the Market Price on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of distributions paid to the prohibited owner and owed to the trustee. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary, together with any other amounts held by the trustee with respect to such shares. In addition, if prior to discovery by us that shares of our capital stock have been transferred to a trust, such shares of our capital stock are sold by a prohibited owner, then (a) such shares will be deemed to have been sold on behalf of the trust and, (b) to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive pursuant to this paragraph, such excess amount must be paid to the trustee upon demand. The prohibited owner has no voting or other rights in the shares held by the trustee.

The trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the charitable beneficiary, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary or beneficiaries. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole and absolute discretion:

•	to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

In addition, if our board of directors determines that a proposed transfer would violate the restrictions on ownership and transfer of shares of our capital stock set forth in our charter, our board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of our capital stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of the outstanding shares of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his, her or its name and address, the number of shares of each class and/or series of our stock which he, she or it beneficially owns and a description of the manner in which the shares are held. Each such owner must provide us with such additional information as we may request in order to determine the effect, if any, of his, her or its beneficial ownership on our status as a REIT and to ensure compliance with the ownership limit. In addition, each stockholder and each person (including the stockholder of record) who is holding shares of our capital stock for a beneficial owner or constructive owner must upon demand provide us with such information as we may request in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the ownership limit.

This ownership limit could delay, defer or prevent a transaction or a change in control that might involve a premium price for our capital stock or otherwise be in the best interest of our stockholders.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following description of certain terms of our charter and bylaws and of certain provisions of Maryland law is only a summary. For a complete description, we refer you to the MGCL, our charter and our bylaws. See “Where You Can Find More Information.”

Number of Directors; Vacancies

Our charter and bylaws provide that the number of directors we have may be established only by our board of directors and may not be fewer than the minimum number required by the MGCL. Pursuant to our bylaws, the number of directors may not be more than 12. Our charter also provides that, except as may be provided by our board of directors in setting the terms of any class or series of our capital stock, any vacancy on our board of directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any individual elected to fill such a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies.

Pursuant to our bylaws, a plurality of all the votes cast in the election of directors at a meeting of stockholders at which a quorum is present is sufficient to elect a director. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at a meeting will constitute a quorum at any meeting of stockholders.

Removal of Directors

Our charter provides that, subject to the rights of any class or series of preferred stock, a director may be removed only for cause and only by the affirmative vote of at least two-thirds of all the votes of stockholders entitled to be cast generally in the election of directors. Cause means, with respect to any particular director, a conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. This provision, when coupled with the exclusive power of our board of directors to fill vacancies on our board of directors, precludes stockholders from removing incumbent directors except upon a two-thirds affirmative vote and with cause and then filling the vacancies created by such removal with their own nominees.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding capital stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of shares of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution exempted any business combination between us and any other person, provided that such business combination is first approved by our board of directors.

These provisions of the MGCL could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our then existing common stockholders.

Control Share Acquisitions

The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to such control shares except to the extent approved at a special meeting of stockholders by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter, excluding shares of capital stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) a person who makes or proposes to make a control share acquisition; (2) an officer of the corporation; or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are shares of voting stock which, if aggregated with all other such shares of capital stock previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third; (B) one-third or more but less than a majority; or (C) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the direct or indirect acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, if a meeting of stockholders is held at which the voting rights of such shares are considered and not approved, as of the date of such meeting, or, if no such meeting is held, as of the date of the last control share acquisition by the acquirer. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws currently contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our capital stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

Corporate Opportunities

Our charter provides that, if any of our directors or officers who is also a partner, advisory board member, director, officer, manager, member, or shareholder of TPG (any such director or officer, a “TPG Director/Officer”) acquires knowledge of a potential business opportunity, we renounce, on our behalf and on behalf of our subsidiaries, any potential interest or expectation in, or right to be offered or to participate in, such business opportunity to the maximum extent permitted from time to time by Maryland law. Accordingly, to the maximum extent permitted from time to time by Maryland law, (1) no TPG Director/Officer is required to present, communicate or offer any business opportunity to us or any of our subsidiaries and (2) the TPG Director/Officer, on his or her own behalf or on behalf of TPG, will have the right to hold and exploit any business opportunity, or to direct, recommend, offer, sell, assign or otherwise transfer such business opportunity to any person or entity other than us.

The taking by a TPG Director/Officer for himself or herself, or the offering or other transfer to another person or entity, of any potential business opportunity whether pursuant to our charter or otherwise, will not constitute or be construed or interpreted as (1) an act or omission of the TPG Director/Officer committed in bad faith or as the result of active or deliberate dishonesty or (2) receipt by the TPG Director/Officer of an improper benefit or profit in money, property, services or otherwise.

Meetings of Stockholders

Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time and place set by our board of directors. In addition, the chairman of our board of directors, chief executive officer, president or board of directors may call a special meeting of our stockholders. Subject to the procedural requirements for requesting a special meeting of our stockholders set forth in our bylaws, a special meeting of our stockholders will also be called by our secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting.

Amendments to Our Charter and Bylaws

Except for amendments related to increasing or decreasing the aggregate number of authorized shares of our stock or preferred stock, to authorize us to issue additional shares of our stock or preferred stock and to classify or reclassify unissued shares of our stock or preferred stock (which may be approved without any action by our stockholders), our charter may be amended only if the amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. However, amendments to the provisions of our charter related to the removal of directors, the restrictions on ownership and transfer of our shares of capital stock and the vote required to amend these provisions will be valid only if declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast two-thirds of all the votes entitled to be cast on the matter.

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Dissolution of Our Company

The dissolution of our company must be declared advisable by a majority of our entire board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Maryland Unsolicited Takeovers Act

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

We have elected in our charter to be subject to the provision of Subtitle 8 that provides that vacancies on our board of directors may be filled only by the remaining directors. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require a two-thirds vote for the removal of any director, which removal will be allowed only for cause, (2) vest in our board of directors the exclusive power to fix the number of directorships and (3) require, unless called by the chairman of our board of directors, chief executive officer or president or our board of directors, the written request of the stockholders entitled to cast a majority of all votes entitled to be cast at such a meeting to call a special meeting.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by any stockholder who is a stockholder of record as of the record date for the annual meeting, at the time of giving the notice required by our bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each such nominee or on such other business and who has complied with the advance notice provisions set forth in our bylaws. Stockholders generally must provide notice to our secretary not earlier than the 150th day or later than 5:00 p.m., Eastern Time, on the 120th day before the first anniversary of the date of our proxy statement for the preceding year’s annual meeting.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made only (1) by or at the direction of our board of directors or (2) provided that our board of directors has determined that directors will be elected at such meeting, by a stockholder who is a stockholder of record as of the record date for the meeting, at the time of giving the notice required by our bylaws and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of such nominee and who has complied with the advance notice provisions set forth in our bylaws. Stockholders generally must provide notice to our secretary not earlier than the 120th day before such special meeting or later than 5:00 p.m., Eastern Time, on the later of the 90th day before the special meeting or the tenth day after the first public announcement of the date of the special meeting and the nominees of our board of directors to be elected at the meeting.

Anti-takeover Effect of Certain Provisions of Maryland Law and of our Charter and Bylaws

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our common stockholders, including business combination and control share provisions, provisions on removal of directors and filling vacancies of our board, restrictions on transfer and ownership of our stock and advance notice requirements for director nominations and stockholder proposals. See “—Business Combinations,” “—Control Share Acquisitions” and “—Maryland Unsolicited Takeovers Act” above.

Limitation of Liability and Indemnification of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to or in which they may be made, or threatened to be made, a party or witness by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and was (1) committed in bad faith or (2) the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or on behalf of the corporation in which the director or officer was adjudged liable to the corporation, or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, such indemnification is limited to expenses.

In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter and bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•

any individual who is a present or former director or officer of our company and who is made, or threatened to be made, a party to, or witness in, the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, trustee, member, manager or partner of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made, or threatened to be made, a party to, or witness in, the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

We have entered into customary indemnification agreements with each of our directors and executive officers obligating us to indemnify them to the maximum extent permitted under Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Under the management agreement between our Manager and us (our “Management Agreement”), our Manager maintains a contractual as opposed to a fiduciary relationship with us, which limits our Manager’s obligations to us to those specifically set forth in our Management Agreement. The ability of our Manager and its officers and other personnel of TPG provided to our Manager, including our chairman and executive officers, to engage in other business activities may reduce the time they spend managing us.

Exclusive Forum for Certain Litigation

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the U.S. District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of any duty owed by any director or officer or other employee of ours to us or to our stockholders, (3) any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the MGCL or our charter or bylaws, or (4) any action asserting a claim against us or any director or officer or other employee of ours (if any) that is governed by the internal affairs doctrine.

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

DESCRIPTION OF DEBT SECURITIES

The following description contains general terms and provisions of the debt securities to which any prospectus supplement or related free writing prospectus may relate. The particular terms of the debt securities offered by any prospectus supplement or any related free writing prospectus and the extent, if any, to which such general provisions may not apply to the debt securities so offered will be described in the prospectus supplement or any free writing prospectus relating to such debt securities. Senior debt securities, if any, will be issued under a senior indenture between us and a trustee to be selected by us at or about the time we offer our senior debt securities (a “senior indenture”). Subordinated debt securities, if any, will be issued under a subordinated indenture between us and a trustee to be selected by us at or about the time we offer our subordinated debt securities (a “subordinated indenture”). A form of the senior indenture and a form of the subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part.

As used in this prospectus, the term “indentures” refers to both the senior indenture and the subordinated indenture. The indentures have or will be qualified under and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). As used in this prospectus, the term “trustee” refers to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following are summaries of material provisions included or anticipated to be included, as applicable, in the senior indenture and the subordinated indenture or in supplements thereto. As summaries, they do not purport to be complete or restate the indentures in their entirety and are subject to, and qualified in their entirety by reference to, all provisions of the indentures and the debt securities. We urge you to read the indentures, including any related supplemental indentures, applicable to a particular series of debt securities because they, and not this description, define your rights as the holders of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are substantially identical.

General

Each prospectus supplement will describe the terms relating to a series of debt securities, including without limitation:

•	the title and any series designation of such debt securities;

•	any limit on the amount that may be issued;

•	whether or not such series of debt securities will be issued in global form, the terms and who the depositary will be;

•	the maturity date(s);

•

the annual interest rate(s), which may be fixed or variable, or the method for determining the rate(s) and the date(s) interest will begin to accrue, the date(s) interest will be payable and the regular record dates for interest payment dates or the method for determining such date(s);

•	the place(s) where payments shall be payable;

•

the date, if any, after which, and the price(s) at which, such series of debt securities may, pursuant to any optional redemption provisions, be redeemed at our option, and other related terms and provisions;

•

the date(s), if any, on which, and the price(s) at which we are obligated, pursuant to any sinking fund, mandatory redemption or otherwise, to redeem, or at the holder’s option to purchase, such series of debt securities and other related terms and provisions;

•	the denominations in which such series of debt securities will be issued, if in other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

•	any mandatory or optional sinking fund or similar provisions;

•	the currency or currency units of payment of the principal of, premium, if any, and interest on the debt securities;

•	the terms pursuant to which such debt securities are subject to defeasance;

•	the terms and conditions, if any, pursuant to which such debt securities are secured; and

•	any and all additional, eliminated or changed terms from the indentures that shall apply to a series of debt securities.

The debt securities may be issued as original issue discount securities. An original issue discount security is a debt security, including any zero-coupon debt security, which:

•	is issued at a price lower than the amount payable upon its stated maturity; and

•	provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity, shall become due and payable.

United States federal income tax consequences applicable to debt securities sold at an original issue discount will be described in the applicable prospectus supplement. In addition, United States federal income tax or other consequences applicable to any debt securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Under the indentures, we will have the ability, in addition to the ability to issue debt securities with terms different from those of debt securities previously issued, without the consent of the holders, to reopen a previous issue of a series of debt securities and issue additional debt securities of that series, unless the reopening was restricted when the series was created, in an aggregate principal amount determined by us. The indentures do not limit the amount of debt securities that we may issue.

Conversion or Exchange Rights

The terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other securities will be described in the prospectus supplement or any free writing prospectus relating to that series of debt securities. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, preferred stock or other securities to be received by the holders of the series of debt securities would be subject to adjustment.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in an applicable prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities which we may issue, nor does it limit us from issuing any other secured or unsecured debt.

Consolidation, Merger or Sale

The indentures provide that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other person, provided that:

•

we are the continuing person, or the successor person shall be organized and existing under the laws of the United States or a state thereof and shall expressly assume the payment of the principal of (and premium, if any) and interest and all additional amounts, if any, on, all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture by supplemental indenture satisfactory to the trustee; and

•

immediately after giving effect to such transaction and treating any indebtedness which becomes our or any of our subsidiary’s obligation as a result thereof as having been incurred by us or such subsidiary at the time of such transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and is continuing.

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control, any recapitalization transaction or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control).

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities issued:

•	failure to pay the principal, or premium, if any, when due;

•	failure to pay interest when due and such failure continues for 30 days and the time for payment has not been extended or deferred;

•

failure to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and such failure continues for 90 days after we receive written notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default described in the applicable prospectus supplement.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the fourth bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice in writing to us, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately; provided, however, that the payment of principal of, premium, if any, and accrued interest, if any, on debt securities issued under the subordinated indenture shall remain subordinated to the extent provided in the subordinated indenture. If an event of default specified in the fourth bullet point above occurs, then all unpaid principal amounts, premium, if any, and accrued interest, if any, will immediately become due and payable, without any action by the trustee or any holder of debt securities. The trustee may withhold notice to the holders of debt securities of any default or event of default, except a default or event of default relating to the payment of principal or interest, if it determines that withholding such notice is in the holders’ interest.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to such series and its consequences, except a continuing default or events of default in the payment of principal, premium, if any, or interest on the debt securities of such series. Any such waiver shall cure such default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee indemnity satisfactory to it. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	it is not in conflict with any law or the applicable indenture;

•	the trustee may take any other action deemed proper by it which is not inconsistent with such direction; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered indemnity to the trustee satisfactory to the trustee to institute such proceedings as trustee; and

•

the trustee does not institute such proceeding, and does not receive from the holders of a majority in the aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after such notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with certain of the covenants in the indentures.

Satisfaction and Discharge

Each of the indentures will automatically cease to be of further effect as to any series of debt securities issued thereunder and the trustee, upon our demand and at our expense, will execute appropriate instruments acknowledging the satisfaction and discharge of the indenture with respect to such series upon compliance with the following conditions:

(1) either

•

our having delivered or caused to be delivered to the trustee for cancellation all debt securities of a series theretofore authenticated under the indenture other than any debt securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in the indenture;

•

all debt securities of any series outstanding under the indenture not theretofore delivered to the trustee for cancellation shall have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee and we shall have deposited with the trustee sufficient cash, U.S. government or U.S. government agency debt securities or bonds, or a combination thereof, that will generate sufficient funds to pay, at maturity or upon redemption, all such debt securities of any series outstanding under the indenture; or

•	our having properly fulfilled any other means of satisfaction and discharge that may be set forth in the terms of the debt securities of such series;

(2) our having paid or caused to be paid all sums payable by us under the indenture, as and when the same shall be due and payable; and

(3) our having delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions relating to the satisfaction and discharge of the indenture have been complied with.

Defeasance

Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and covenant defeasance will apply to any series of debt securities issued under either of the indentures.

Legal Defeasance

We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “legal defeasance”) if the following conditions are met:

•

we deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of cash or U.S. government or U.S. government agency debt securities or bonds that will generate sufficient funds to make interest, principal, any premium and any other payments on the debt securities of that series on their various due dates;

•

there is a change in current U.S. federal income tax law or an IRS ruling that permits us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due;

•	we deliver to the trustee an opinion of counsel confirming the tax law change or ruling described above;

•	we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to such legal defeasance have been fulfilled; and

•

no event of default shall have occurred and be continuing, and no event which with notice or lapse of time or both would become an event of default shall have occurred and be continuing, on the date of such deposit.

If we ever accomplished legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.

However, even if we make the deposit in trust and deliver an opinion as discussed above, a number of our obligations relating to the debt securities will remain. These include, among others, our obligations to:

•	register the transfer and exchange of debt securities;

•	replace mutilated, destroyed, lost or stolen debt securities;

•	maintain paying agencies; and

•	hold money for payment in trust.

Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of any deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

Covenant Defeasance

Without any change in current U.S. federal income tax law, we can make the same type of deposit described above and be released from some of the covenants on the debt securities of any series. This is called “covenant defeasance.” In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, the following conditions must be met:

•

we deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of cash, U.S. government or U.S. government agency debt securities or bonds that will generate sufficient funds to make interest, principal, any premium and any other payments on the debt securities of that series on their various due dates;

•

we deliver to the trustee an opinion of counsel confirming that under current U.S. federal income tax law we may make the above deposit and be released from the relevant covenants without causing you to be taxed on the debt securities any differently than if we did not make the deposit and were not released from the covenants and instead repaid the debt securities ourselves when due;

•	we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to such covenant defeasance have been fulfilled; and

•

no event of default shall have occurred and be continuing, and no event which with notice or lapse of time or both would become an event of default shall have occurred and be continuing, on the date of such deposit.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to the following matters:

•	to cure any ambiguity, defect or inconsistency under the indenture or the debt securities;

•	to evidence the succession of another person as obligor under the indenture;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add to our covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities;

•	to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities;

•	to add any additional events of default for the benefit of the holders of all or any outstanding debt securities;

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series;

•	to establish the form or terms of debt securities of any series;

•	to evidence and provide for the acceptance of appointment of a successor trustee;

•	to comply with the rules of any applicable depositary;

•	to comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

•

to conform the text of the indenture or the debt securities of any series to any provision of the “Description of Debt Securities” or similar section of the prospectus supplement or offering document relating to the debt securities of such series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected, voting together as a single class. However, we can make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of such series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any such debt securities;

•	changing any of our obligations to pay additional amounts;

•	reducing the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof;

•	changing currency in which any debt security or any premium or interest is payable;

•	impairing the right to enforce any payment on or with respect to any debt security;

•	adversely changing the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, such debt security, if applicable;

•	in the case of the subordinated indenture, modifying the subordination provisions in a manner adverse to the holders of the subordinated debt securities;

•

reducing the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the applicable indenture or debt securities or for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults;

•	reducing the requirements contained in the applicable indenture for quorum or voting; or

•	modifying any of the above provisions.

Form, Exchange and Transfer

The debt securities of each series will be issuable only in fully registered form without coupons and, unless otherwise specified in the applicable prospectus supplement, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. The indentures do or will provide, as applicable, that debt securities of a series may be issuable in temporary or permanent global form and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) or another depositary named by us and identified in a prospectus supplement or any free writing prospectus with respect to such series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, debt securities may be presented for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed, duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for such purpose. Unless otherwise provided in the debt securities to be transferred or exchanged, we will not require a service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. The security registrar and any transfer agent initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If the debt securities of any series are to be redeemed, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities that may be selected for redemption and ending at the close of business on the day of such mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any such debt securities being redeemed in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only such duties as are specifically described in the indentures and, upon an event of default under an indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given to it by the indentures at the request of any holder of debt securities unless it is offered security and indemnity satisfactory to the trustee against the costs, expenses and liabilities that it might incur. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any debt securities on any interest payment date will be made to the person in whose name such debt securities or one or more predecessor securities are registered at the close of business on the regular record date for such interest.

Principal of and any premium and interest on the debt securities of a particular series will be payable at the office of the paying agents designated by us, except that unless otherwise indicated in the applicable prospectus supplement, interest payments may be made by check mailed to the holder or by wire transfer. Unless otherwise indicated in such prospectus supplement, the corporate trust office of the trustee will be designated as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to us, and the holder of the security may then look only to us for payment.

Governing Law

The indentures and each debt security will be deemed to be contracts made under the internal laws of the State of New York, and for all purposes will be construed in accordance with the laws of said state. The indentures are subject to the provisions of the Trust Indenture Act that are required to be part of the indentures and shall, to the extent applicable, be governed by such provisions.

DESCRIPTION OF WARRANTS

The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of debt or equity securities described in this prospectus. Warrants may be issued independently or together with any offered securities and may be attached to or separate from such securities. Each series of warrants will be issued under one or more warrant agreements we will enter into with a warrant agent specified in the agreement. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with an offering of our warrants.

A prospectus supplement relating to any series of warrants being offered will include specific terms relating to the offering. They will include, where applicable:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currencies in which the price or prices of the warrants may be payable;

•	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

•	the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of warrants issued with the security;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the price or prices at which, and currency or currencies in which, the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	any listing of warrants on any securities exchange;

•	if appropriate, a discussion of U.S. federal income tax consequences; and

•	any other material term of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement relating to such subscription rights.

We may issue subscription rights to purchase our equity or debt securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the security holder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our equity or debt securities upon the exercise of the subscription rights;

•	the number of subscription rights issued to each security holder;

•	the amount of our equity or debt securities that may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and for us to sell to or purchase from the holders, a specified principal amount of debt securities or a specified number of shares of common stock or shares of preferred stock at a future date or dates. The consideration for the debt securities, common stock or preferred stock and the principal amount of debt securities or number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units, often known as purchase units, consisting of a purchase contract and other securities or obligations issued by us or third parties, including U.S. Treasury securities, which may secure the holders’ obligations to purchase the debt securities, common stock or preferred stock under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement will describe the terms of the purchase contracts and purchase units, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of two or more shares of common stock, shares of preferred stock, debt securities, warrants, subscription rights, purchase contracts or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•

the terms of the units and of any of the common stock, preferred stock, debt securities, warrants, subscription rights or purchase contracts comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

BOOK-ENTRY SECURITIES

We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book-entry form, they may be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. DTC is expected to serve as depositary. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred, except as a whole, by the depositary for the global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee of such depositary to a successor depositary or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described herein will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depositary arrangements.

Upon the issuance of a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depositary, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depositary’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interests in a global security.

So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the class or series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and board members or any selling security holder, trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of the material U.S. federal income tax consequences of an investment in our capital stock by U.S. Holders and Non-U.S. Holders, each as defined below. For purposes of this section under the heading “Material U.S. Federal Income Tax Considerations,” references to “TPG RE Finance Trust, Inc.,” “we,” “our” and “us” mean only TPG RE Finance Trust, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. The following discussion takes into account H.R. 1, informally titled the Tax Cuts and Jobs Act (the “TCJA”). The TCJA makes major changes to the Internal Revenue Code, including several provisions of the Internal Revenue Code that may affect the taxation of REITs and their security holders. The most significant of these provisions are described below. The individual and collective impact of these changes on REITs and their security holders is uncertain, and may not become evident for some period. Investors should consult their tax advisors regarding the implications of the TCJA on their investment, including how the scheduled sunsetting of certain provisions of the TCJA may affect their investment. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek a ruling from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we will operate our company and its subsidiaries and affiliated entities in accordance with their applicable organizational documents or partnership agreements. This summary is for general information only and is not tax advice. It does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:

•	financial institutions or broker-dealers;

•	insurance companies;

•	persons who mark-to-market our capital stock;

•	subchapter S corporations;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	regulated investment companies and REITs;

•	trusts and estates;

•	persons who hold our capital stock on behalf of other persons as nominees;

•	persons who receive our capital stock through the exercise of employee stock options or otherwise as compensation;

•	holders of our Class A common stock;

•	persons holding our capital stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	persons subject to special tax accounting rules as a result of their use of applicable financial statements (within the meaning of Section 451(b)(3) of the Internal Revenue Code);

•	persons holding our capital stock through a partnership or similar pass-through entity;

•

except to the extent discussed below, “qualified shareholders” as defined in Section 897(k)(3)(A) of the Internal Revenue Code, which describes certain partnerships and other collective investment vehicles that satisfy various recordkeeping, administrative and other requirements; and

•	except to the extent discussed below, tax-exempt organizations and foreign investors.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds our capital stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership and upon certain determinations made at the partner level. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our capital stock.

This summary assumes that investors will hold their capital stock as a capital asset, which generally means as property held for investment.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of our securities that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, a state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (a) if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons (as defined in Section 7701(a)(30) of the Internal Revenue Code) have authority to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

The term “Non-U.S. Holder” means a beneficial owner of our capital stock (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

The U.S. federal income tax treatment of holders of our capital stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular holder of holding our capital stock will depend on the holder’s particular tax circumstances. For example, a holder that is a partnership or trust that has issued an equity interest to certain types of tax-exempt organizations may be subject to a special entity-level tax if we make distributions attributable to “excess inclusion income.” See “—Taxation of TPG RE Finance Trust, Inc.—Taxable Mortgage Pools and Excess Inclusion Income” below. A similar tax may be payable by persons who hold our capital stock as nominees on behalf of tax-exempt organizations.

The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section and the opinion of Vinson & Elkins L.L.P. referred to below are based on the Internal Revenue Code, current, temporary and proposed U.S. Treasury Regulations, the legislative history of the Internal Revenue Code, current administrative interpretations and practices of the IRS, and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that received the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, U.S. Treasury Regulations, administrative interpretations, and court decisions could change the current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our qualification as a REIT. Accordingly, even if there is no change in applicable law, no assurance can be provided that statements made in this section, which do not bind the IRS or the courts, will not be challenged by the IRS or sustained by a court if so challenged. You are urged to consult your tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences, including estate tax consequences, to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging or otherwise disposing of our capital stock and our election to be taxed as REIT.

Taxation of TPG RE Finance Trust, Inc.

We elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our initial taxable year ended December 31, 2014. We have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and we believe that our current organization and intended manner of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT.

Vinson & Elkins L.L.P. has acted as our tax counsel in connection with the filing of this prospectus and our U.S. federal income tax status as a REIT. In connection with the filing of this prospectus, we will receive an opinion of Vinson & Elkins L.L.P. to the effect that we qualified to be taxed as a REIT under the U.S. federal income tax laws for our taxable years ended December 31, 2014 through December 31, 2017, and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT for our taxable years ending December 31, 2018 and thereafter. It must be emphasized that the opinion of Vinson & Elkins L.L.P. will be based on various assumptions relating to our organization and operation, and will be conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Vinson & Elkins L.L.P. or by us that we will qualify as a REIT for any particular year. The opinion will be expressed as of the date issued. Vinson & Elkins L.L.P. will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. Vinson & Elkins L.L.P.’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which would require us to pay an excise or penalty tax (which could be material) in order to maintain REIT qualification.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be monitored or reviewed on a continuing basis by Vinson & Elkins L.L.P. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT. For a discussion of the tax consequences of failure to qualify as a REIT, see “—Failure to Qualify.”

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon a distribution of dividends to our stockholders.

Under current law, most U.S. Holders that are individuals, trusts or estates are taxed on corporate dividends at a maximum rate of 20% (the same as long-term capital gains), not including the 3.8% Medicare tax described below. With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for this rate. However, under the TCJA, ordinary REIT dividends constitute “qualified business income,” and thus a 20% deduction is available to individual taxpayers with respect to such dividends, resulting in a maximum U.S. federal income tax rate of 29.6%, not including the 3.8% Medicare tax. See “Taxation of Stockholders—Taxation of Taxable U.S. Holders—Distributions.”

Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “Taxation of Stockholders.”

If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at regular corporate income tax rates on any undistributed REIT taxable income, including undistributed net capital gains.

•

For taxable years beginning before January 1, 2018, we may be subject to the “alternative minimum tax” on our items of tax preference, including limitations on our use of any net operating loss deductions.

•

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions”, and “—Foreclosure Property”, below.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property”, we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 21%, but 35% for taxable years beginning before January 1, 2018).

•

To the extent we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., from a taxable mortgage pool (a “TMP”)) or a residual interest in a real estate mortgage investment conduit (a “REMIC”), we could be subject to corporate level U.S. federal income tax at a 21% rate (or for taxable years beginning before January 1, 2018, at a 35% rate) to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to unrelated business income tax. To the extent that we own a REMIC residual interest or a TMP through a taxable REIT subsidiary (a “TRS”), we will not be subject to this tax directly, but will indirectly bear such tax economically as the shareholder of such a TRS. See “—Taxable Mortgage Pools and Excess Inclusion Income” below.

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•

If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 21%, but 35% for taxable years beginning before January 1, 2018) if that amount exceeds $50,000 per failure.

•	If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed, and (ii) the amounts we retained and upon which we paid income tax at the corporate level.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification—General.”

•

A 100% tax may be imposed on some payments we receive (or on certain expenses deducted by any TRS, and, effective for taxable years beginning after December 31, 2015, on income imputed to any TRS for services rendered to or on behalf of us), if arrangements among us and our TRSs do not reflect arm’s-length terms.

•

If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following their acquisition from the subchapter C corporation.

•	The earnings of any subsidiaries that are subchapter C corporations, excluding any qualified REIT subsidiaries, but including any TRSs, are subject to U.S. federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated. Moreover, as described further below, our TRSs will be subject to U.S. federal, state and local corporate income tax on their taxable income.

Requirements for Qualification—General

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)

in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified tax-exempt entities);

(7)	that meets other tests described below, including with respect to the nature of its income and assets and its required distributions;

(8)

that elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status; and

(9)	that uses the calendar year as its taxable year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws.

The Internal Revenue Code provides that conditions (1) through (4), (7), (8) and (9) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT (which, in our case, was 2014). In addition, our charter restricts the ownership and transfer of our stock which is intended to assist us in satisfying the stock ownership requirements described in conditions (5) and (6) above.

To monitor compliance with the stock ownership requirements, we generally are required to maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the stock (that is, the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these recordkeeping requirements. If you fail or refuse to comply with the demands, you will be required by U.S. Treasury Regulations to submit a statement with your tax return disclosing the actual ownership of our stock and other information.

The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under “—Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (see “—Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Affiliated REITs. We have formed, and may in the future form, or acquire equity in, entities which have elected to be taxed as REITs. Each of these entities must meet all of the REIT qualification tests discussed herein. Each of them also may be subject to tax on certain of its income as described above. Depending on the percentage of our ownership in any subsidiary REIT, we may make a protective TRS election with respect to such subsidiary REIT. If the IRS respects our protective TRS election with respect to such subsidiary REIT, the failure of such subsidiary REIT to qualify as a REIT would only cause us to fail to qualify as a REIT to the extent that the total value of interests in TRSs represent more than 20% of our assets. See “—Asset Tests” below.

Ownership of Partnership Interests. If we are a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, U.S. Treasury Regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the value prong of the 10% asset test, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements.

Disregarded Subsidiaries. If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded for U.S. federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below) that is wholly-owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Other non-corporate entities that are wholly-owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly-owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—or is classified as a TRS, the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation unless it is a REIT, a TRS or a qualified REIT subsidiary. See “—Asset Tests” and “—Income Tests.”

Taxable Subsidiaries. In general, we may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat such subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or to conduct activities that, if conducted by us directly, could be treated in our hands as prohibited transactions.

For taxable years beginning after December 31, 2017, deductions are disallowed for business interest expense (even if paid to third parties) in excess of the sum of a taxpayer’s business interest income and 30% of the adjusted taxable income of the business, which is its taxable income computed without regard to business interest income or expense, net operating losses or the pass-through income deduction (and for taxable years before 2022, excludes depreciation and amortization). Such limitations may also impact the amount of U.S. federal income tax paid by any of our TRSs. Accordingly, if we lend money to a TRS, the TRS may be unable to deduct all or a part of the interest paid on that loan, and the lack of an interest deduction could result in a material increase in the amount of tax paid by the TRS. Further, the TRS rules impose a 100% excise tax on certain transactions between a TRS and its parent REIT, such as intercompany loans, or the REIT’s tenants that are not conducted on an arm’s-length basis. We intend to scrutinize all of our transactions with our TRSs and to conduct such transactions on an arm’s-length basis; however, we cannot assure you that we will be successful in avoiding this excise tax.

We may hold assets in one or more TRSs, subject to the limitation that securities in TRSs may not represent more than 20% of our assets (25% for our 2017 and prior taxable years). In general, we intend that loans that we originate or purchase, and properties that we purchase or receive upon foreclosure, with an intention of promptly selling them that might expose us to a 100% tax on “prohibited transactions” will be originated or transferred to and sold by a TRS. The TRS through which any such sales are made may be treated as a dealer for U.S. federal income tax purposes. As a dealer, the TRS would in general mark all the loans and other applicable securities it holds on the last day of each taxable year to their market value, and would recognize ordinary income or loss on such loans and securities with respect to such taxable year as if they had been sold for that value on that day. In addition, the TRS may further elect to be subject to the mark-to-market regime described above in the event that the TRS is properly classified as a “trader” as opposed to a “dealer” for U.S. federal income tax purposes.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging transactions, generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), “rents from real property,” dividends received from other REITs, income and gain from foreclosure property, specified income from temporary investments, and gain from the sale of “real estate assets” (effective for taxable years beginning after December 31, 2015, excluding gain from the sale of a debt instrument issued by a “publicly offered REIT” (i.e., a REIT which is required to file annual and periodic reports with the SEC under the Exchange Act) to the extent not secured by real property or an interest in real property) not held for sale to customers. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests. See “—Derivatives and Hedging Transactions.”

Interest income generally constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property (and, for taxable years beginning after December 31, 2015, a mortgage on an interest in real property). If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. For taxable years beginning after December 31, 2015, in the case of mortgage loans secured by both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the mortgage loan is a qualifying asset for the 75% asset test and the related interest income qualifies for purposes of the 75% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from the sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not held as inventory or dealer property. To the extent that we derive interest income from a mortgage loan, or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.

We have invested in and will continue to invest in commercial mortgage-backed securities (“CMBS”) that are either pass-through certificates or collateralized loan obligations as well as mortgage loans and mezzanine loans. We expect that the CMBS will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes and that substantially all interest income from our CMBS will be qualifying income for the 95% gross income test. In the case of CMBS treated as interests in grantor trusts, we will be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans will be qualifying income for purposes of the 75% gross income test to the extent that such loans are secured by real property, as discussed above. In the case of CMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC regular interests are benefitted by interest swap or cap contracts or other derivative instruments that could produce some non-qualifying income for the holder of the REMIC regular interests. We expect that substantially all of our income from mortgage related securities will be qualifying income for purposes of the REIT gross income tests.

See below under “—Asset Tests” for a discussion of the effect of our investment in CMBS on our qualification as a REIT.

We and our subsidiaries have invested and will continue to invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the IRS as a real estate asset for purposes of the asset tests described below, and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that complies with the various requirements applicable to our qualification as a REIT. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, however, there can be no assurance that the IRS will not challenge the tax treatment of these loans.

We may hold certain participation interests, including B Notes, in mortgage loans and mezzanine loans. Such interests in an underlying loan are created by virtue of a participation or similar agreement to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan, and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan, and grants junior participations which absorb losses first in the event of a default by the borrower. We believe that our participation interests will qualify as real estate assets for purposes of the REIT asset tests described below, and that the interest that we will derive from such investments will be treated as qualifying mortgage interest for purposes of the 75% income test. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we will derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT. See “—Taxation of REITs in General,” “—Requirements for Qualification—General,” “—Asset Tests” and “—Failure to Qualify.”

We have invested and will continue to invest in construction loans, the interest from which will be qualifying income for purposes of the REIT income tests, provided that the loan value of the real property securing the construction loan is equal to or greater than the highest outstanding principal amount of the construction loan during any taxable year, and other requirements are met. For purposes of construction loans, the loan value of the real property is the fair market value of the land plus the reasonably estimated cost of the improvements or developments (other than personal property) that will secure the loan and that are to be constructed from the proceeds of the loan.

To the extent we own or acquire real property or an interest therein, rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which we derive no revenue. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services do not exceed 1% of the total gross income from the property. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the current and accumulated earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

Fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into agreements to make loans secured by real property and the fees are not determined by income and profits. Other fees generally will not be qualifying income for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of the gross income tests.

Any income or gain that we or our pass-through subsidiaries derive from instruments that hedge certain risks, such as the risk of changes in interest rates, will be excluded from gross income for purposes of the 75% and 95% gross income tests, provided that specified requirements are met, including the requirements that the instrument is entered into during the ordinary course of our business, hedges risks associated with indebtedness issued by us or our pass-through subsidiary that is incurred to acquire or carry “real estate assets” (as described below under “—Asset Tests”), and is properly identified as a hedge along with the risk that it hedges within prescribed time periods. Effective for taxable years beginning after December 31, 2015, if we have entered into a qualifying hedging transaction (an “Original Hedge”), and a portion of the hedged indebtedness is extinguished or the related property is disposed of and in connection with such extinguishment or disposition we enter into a new clearly identified hedging transaction that would counteract the Original Hedge transaction (a “Counteracting Hedge”), income from the Original Hedge and income from the Counteracting Hedge (including gain from the disposition of the Original Hedge and the Counteracting Hedge) will not be treated as gross income for purposes of the 95% and 75% gross income tests. Income and gain from all other hedging transactions will not be qualifying income for either the 95% or 75% gross income test. See “—Derivatives and Hedging Transactions.” In addition, certain foreign currency gains, if any will be excluded from gross income for purposes of one or both of the gross income tests.

Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interests in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income tests. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with U.S. Treasury Regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter, we must also satisfy several tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other REITs, CMBS structured as grantor trusts or interests in REMICs and mortgage loans, and, effective for taxable years beginning after December 31, 2015, personal property leased in connection with real property to the extent that rents attributable to such personal property are treated as “rents from real property,” and debt instruments issued by “publicly offered REITs”. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries, debt of “publicly offered REITs,” or securities that are “real estate assets”, and the value prong of the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code. Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 20% (25% for our 2017 and prior taxable years) of the value of our total assets. Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test. Sixth, effective for taxable years beginning after December 31, 2015, no more than 25% of the value of our total assets may consist of debt instruments issued by “publicly offered REITs” to the extent such debt instruments are not secured by real property or interests in real property.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests, we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset, or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as a “security” for purposes of the value prong of the 10% asset test, as explained below).

Certain securities will not cause a violation of the 10% asset test (by value) described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitutes, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% value test. Such securities include (a) any loan made to an individual or an estate, (b) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (e) any security (including debt securities) issued by another REIT, and (f) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

We have invested in and will continue to invest in CMBS that are either pass-through certificates or collateralized loan obligations as well as mortgage loans and mezzanine loans. We expect that the CMBS will be treated either as interests in grantor trusts or as interests in REMICs for U.S. federal income tax purposes. In the case of CMBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. Such mortgage loans will generally qualify as real estate assets to the extent that they are secured by real property. We expect that substantially all of our CMBS treated as interests in grantor trusts will qualify as real estate assets.

Any interests that we hold in a REMIC, including CMBS that are structured as interests in REMICs, will generally qualify as real estate assets, and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest qualifies for purposes of the REIT asset and income tests. If we hold a “residual interest” in a REMIC or in a TMP, from which we derive “excess inclusion income,” we will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty or other exemption to the extent allocable to foreign stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities, may be subject to corporate-level income tax in our hands, whether or not it is distributed. See “—Taxable Mortgage Pools and Excess Inclusion Income.”

To the extent that we hold mortgage participations or CMBS that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them might not qualify for purposes of either or both of the REIT income requirements, depending upon the circumstances and the specific structure of the investment.

In addition, in certain cases, the modification of a debt instrument could result in the conversion of the instrument from a qualifying real estate asset to a wholly or partially non-qualifying asset that must be contributed to a TRS or disposed of in order for us to maintain our REIT status.

In addition, certain of our mezzanine loans may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test. See “—Income Tests.” We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% asset test. We intend to make such investments in such a manner as not to fail the asset tests described above.

We may enter into secured revolving repurchase facilities under which we will nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such agreements notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the secured revolving repurchase facility, in which case we could fail to qualify as a REIT.

We do not expect to obtain independent appraisals to support our conclusions as to the value of our total assets, or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers cause a violation of the REIT asset tests.

Certain relief provisions are available to allow REITs to satisfy the asset requirements, or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset test requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 21%, but 35% for taxable years beginning before January 1, 2018), and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame. In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets, and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

If we fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described above.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a)	the sum of

(1)	90% of our “REIT taxable income,” computed without regard to our net capital gains and the deduction for dividends paid, and

(2)	90% of our net income (after tax), if any, from foreclosure property (as described below), minus

(b)	the sum of specified items of noncash income.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. In the event that we are not a “publicly offered REIT,” in order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. The preferential dividend rule does not apply to “publicly offered REITs.” Currently, we are a “publicly offered REIT.”

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their capital stock by the difference between (a) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (b) the tax that we paid on their behalf with respect to that income.

To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Any distributions made with respect to such tax years into which net operating losses have been carried forward from prior tax years will nevertheless be taxable as dividends to the extent of current earnings and profits for such tax year. See “—Taxation of Stockholders—Taxation of Taxable U.S. Holders—Distributions.”

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, and (y) the amounts of income we retained and on which we paid corporate income tax. In making this calculation, the amount that a REIT is treated as having “actually distributed” during the current taxable year is both the amount distributed during the current year and the amount by which the distributions during the prior year exceeded its taxable income and capital gain for that prior year (the prior year calculation uses the same methodology so, in determining the amount of the distribution in the prior year, a REIT looks back to the year before and so forth).

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between our actual receipt of cash, including receipt of distributions from our subsidiaries and our inclusion of items in income for U.S. federal income tax purposes. This may be an issue, in particular, with respect to our investments in distressed or modified debt instruments. See “—Timing Differences Between Receipt of Cash and Recognition of Income.” Potential sources of non-cash taxable income include:

•	“residual interests” in REMICs or TMPs;

•	loans or CMBS held as assets that are issued or acquired at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

•

loans on which the borrower is permitted to defer cash payments of interest, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash.

In addition, under the TCJA, we generally will be required to include certain amounts in our taxable income no later than the time such amounts are reflected on certain financial statements. The application of this rule may require the accrual of income with respect to our debt instruments (including mortgage loans and mezzanine loans) or our CMBS, including original issue discount or market discount, earlier than would be the case under the general tax rules, although the precise application of this rule is unclear at this time. This rule generally will be effective for tax years beginning after December 31, 2017 or, for debt instruments or mortgage-backed securities issued with original issue discount, for tax years beginning after December 31, 2018.

In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable stock dividends or in-kind distributions of property. Alternatively, we may declare a taxable dividend payable in cash or stock at the election of each stockholder, where the aggregate amount of cash to be distributed in such dividend may be subject to limitation. In such case, for U.S. federal income tax purposes, the amount of the dividend paid in stock will be equal to the amount of cash that could have been received instead of stock.

We may satisfy the 90% distribution test with taxable distributions of our stock or debt securities. On August 11, 2017, the IRS issued Revenue Procedure 2017-45 authorizing elective cash/stock dividends to be made by “publicly offered REITs.” Pursuant to Revenue Procedure 2017-45, effective for distributions declared on or after August 11, 2017, the IRS will treat the distribution of stock pursuant to an elective cash/stock dividend as a distribution of property under Section 301 of the Internal Revenue Code (i.e., a dividend), as long as at least 20% of the total dividend is available in cash and certain other parameters detailed in the Revenue Procedure are satisfied. Although we have no current intention of paying dividends in our own stock, if in the future we choose to pay dividends in our own stock, our stockholders may be required to pay tax in excess of the cash that they receive.

The TCJA limits a taxpayer’s net interest expense deduction to 30% of the sum of adjusted taxable income, business interest, and certain other amounts. Adjusted taxable income does not include items of income or expense not allocable to a trade or business, business interest or expense, the new deduction for qualified business income, net operating losses (“NOLs”), and for years prior to 2022, deductions for depreciation, amortization, or depletion. For partnerships, the interest deduction limit is applied at the partnership level, subject to certain adjustments to the partners for unused deduction limitations at the partnership level. The TCJA allows a real property trade or business to elect out of this interest limit so long as it uses a 40-year recovery period for nonresidential real property, a 30-year recovery period for residential rental property, and a 20-year recovery period for related improvements. For this purpose, a real property trade or business is any real property development, redevelopment, construction, reconstruction, acquisition, conversion, rental, operating, management, leasing, or brokerage trade or business. As a mortgage REIT, we do not believe that our business constitutes a “real property trade or business” within the meaning of the TCJA. However, as a mortgage REIT, we do not believe we will be negatively impacted by the 30% limitation on the deductibility of interest imposed by the TCJA because interest expense may be fully deducted to the extent of interest income under the TCJA. Any TRSs that we own which have borrowed either from us or third parties, however, may be negatively impacted. Disallowed interest expense is carried forward indefinitely (subject to special rules for partnerships). The interest deduction limit applies beginning in 2018.

NOL provisions are also modified by the TCJA. The TCJA limits the NOL deduction to 80% of taxable income (before the deduction). It also generally eliminates NOL carrybacks for individuals and non-REIT corporations (NOL carrybacks did not apply to REITs under prior law), but allows indefinite NOL carryforwards. The new NOL rules apply to losses arising in taxable years beginning in 2018.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year but treated as an additional distribution to our shareholders in the year such dividends are paid. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to shareholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our shareholders on December 31 of the year in which they are declared.

Timing Differences Between Receipt of Cash and Recognition of Income

Due to the nature of the assets in which we invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments in the secondary market for less than their face amount. The discount at which such debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes. We will generally accrue market discount during the term of the debt instrument and report the accrued market discount as income when, and to the extent that, any payment of principal of the debt instrument is made. Payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If that turned out not to be the case, and we eventually collected less on the debt instrument than the amount we paid for it plus the market discount we had previously reported as income, there would be a bad debt deduction available to us at that time. Nevertheless, our (and our stockholders’) ability to benefit from that bad debt deduction would depend on our having taxable income in that later taxable year. REITs may not carry back net operating losses, so this possible “income early, losses later” phenomenon could adversely affect us and our stockholders if it were persistent and in significant amounts.

Some of the CMBS or other debt instruments that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the debt instrument, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such debt instrument. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined and income will be accrued based on the assumption that all future payments due on the debt instrument in question will be made, with consequences similar to those described in the previous paragraph if all payments on the debt instrument are not made.

In addition, we may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding subordinate debt are “significant modifications” under the applicable U.S. Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable gain to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, even if the value of the debt or the payment expectations have not changed. Following such a taxable modification, we would hold the modified loan with a cost basis equal to its principal amount for U.S. federal tax purposes. To the extent that such modifications are made with respect to a debt instrument held by a TRS that is treated as a dealer or trader and that makes an election to use mark-to-market accounting, such TRS would be required at the end of each taxable year, including the taxable year in which any such modification were made, to mark the modified debt instrument to its fair market value as if the debt instrument were sold. In that case, the TRS could recognize a loss at the end of the taxable year in which the modifications were made to the extent that the fair market value of such debt instrument at such time was less than the instrument’s tax basis, or a gain to the extent that the fair market value of such debt instrument at such time was greater than the instrument’s tax basis.

In addition, in the event that any debt instruments or CMBS acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate CMBS or other debt instruments at the stated rate regardless of whether corresponding cash payments are received.

In addition, under the TCJA, we generally will be required to include certain amounts in our taxable income no later than the time such amounts are reflected on certain financial statements. The application of this rule may require the accrual of income with respect to our debt instruments (including mortgage loans and mezzanine loans) or our CMBS, including original issue discount or market discount, earlier than would be the case under the general tax rules, although the precise application of this rule is unclear at this time. This rule generally will be effective for tax years beginning after December 31, 2017 or, for debt instruments or mortgage-backed securities issued with original issue discount, for tax years beginning after December 31, 2018.

Finally, we may be required under the terms of indebtedness that we incur (including certain securitizations), to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to raise funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements.”

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business by us, or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates. We intend to structure our activities to avoid transactions that are prohibited transactions.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate income tax rate (currently 21%, but 35% for taxable years beginning before January 1, 2018) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that constitutes qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Foreign Investments

We and our subsidiaries may hold investments in and pay taxes to foreign countries. Taxes that we pay in foreign jurisdictions may not be passed through to, or used by, our stockholders as a foreign tax credit or otherwise. Our foreign investments might also generate foreign currency gains and losses. Foreign currency gains would generally be excluded from gross income for purposes of one or both of the gross income tests, as discussed above. See above under “—Income Tests.”

Derivatives and Hedging Transactions

We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Except to the extent provided by U.S. Treasury Regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in U.S. Treasury Regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any asset that produces such income) which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, or (3) any transaction entered into to “offset” a transaction described in (1) or (2) if a portion of the hedged indebtedness is extinguished or the related property is disposed of, will not constitute gross income for purposes of the 75% or 95% gross income test. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable Mortgage Pools and Excess Inclusion Income

An entity, or a portion of an entity, may be classified as a TMP under the Internal Revenue Code if

•	substantially all of its assets consist of debt obligations or interests in debt obligations,

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates,

•	the entity has issued debt obligations (liabilities) that have two or more maturities, and

•	the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under the U.S. Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP.

Our financing and securitization arrangements could give rise to TMPs, with the consequences described below.

Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for U.S. federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.

A portion of the REIT’s income from a TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income.” Under IRS guidance, the REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. The REIT is required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder,

•	is subject to tax as unrelated business taxable income in the hands of stockholders that are otherwise generally exempt from U.S. federal income tax, and

•

results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption to the extent allocable to foreign stockholders.

See “—Taxation of Stockholders.” Under IRS guidance, to the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity), the REIT may be subject to tax on this income at the highest applicable corporate tax rate (currently 21%, but 35% for taxable years beginning before January 1, 2018). In that case, the REIT could reduce distributions to such stockholders by the amount of such tax paid by the REIT attributable to such stockholder’s ownership. U.S. Treasury Regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See “—Annual Distribution Requirements.” The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make any such determinations using a reasonable method. However, there can be no assurance that the IRS would not challenge our method of making any such determinations. If the IRS were to disagree with any such determinations made or with the method used by us, the amount of any excess inclusion income required to be taken into account by one or more stockholders could be significantly increased. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

If a subsidiary partnership of ours that we do not wholly-own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for U.S. federal income tax purposes, and potentially would be subject to corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our status as a REIT.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to U.S. federal income tax, including, for taxable years beginning before January 1, 2018, any applicable alternative minimum tax, on our taxable income at regular corporate income tax rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic stockholders that are individuals, trusts and estates will generally be taxable at capital gains rates. In addition, subject to the limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Tax Aspects of Investments in Partnerships

General

We may hold investments through entities that are classified as partnerships for U.S. federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. For taxable years beginning after December 31, 2017, however, the tax liability for adjustments to a partnership’s tax returns made as a result of an audit by the IRS will be imposed on the partnership itself in certain circumstances absent an election to the contrary. See “—Partnership Audit Rules” below. We will include in our income our proportionate share of these partnership items for purposes of the various REIT income tests and in computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include in our calculations our proportionate share of any assets held by partnerships. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share is based on our proportionate interest in the equity and certain debt securities issued by the partnership). See “Taxation of TPG RE Finance Trust, Inc.—Effect of Subsidiary Entities—Ownership of Partnership Interests.”

We may in the future acquire limited partner or non-managing member interests in partnerships and limited liability companies that are joint ventures. If a partnership or limited liability company in which we own an interest takes, or expects to take, actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we are able to qualify for a statutory REIT “savings” provision, which may require us to pay a significant penalty tax to maintain our REIT qualification.

It is unclear how distributions treated as “guaranteed payments” from a partnership received by a REIT with respect to a preferred equity investment should be treated for purposes of applying the REIT requirements. We will monitor any preferred equity investments that we make in subsidiary partnerships to ensure our REIT compliance.

Entity Classification

Any investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any partnership as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. If any of these entities were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the REIT asset tests or the gross income tests as discussed in “Taxation of TPG RE Finance Trust, Inc.— Asset Tests” and “—Income Tests,” and in turn could prevent us from qualifying as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions described above. See “Taxation of TPG RE Finance Trust, Inc.—Asset Tests,” “—Income Tests” and “—Failure to Qualify,” above, for discussion of the effect of failure to satisfy the REIT tests for a taxable year, and of the relief provisions. In addition, any change in the status of any subsidiary partnership for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties

Under the Internal Revenue Code and the U.S. Treasury Regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes so that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

To the extent that any of our subsidiary partnerships acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the U.S. Treasury Regulations provide for a similar allocation of these items to the other (i.e., non-contributing) partners. These rules may apply to a contribution that we make to any subsidiary partnerships of the cash proceeds received in offerings of our stock. As a result, the partners of our subsidiary partnerships, including us, could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership’s properties than would be the case if all of the partnership’s assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the REIT distribution requirements discussed above.

Partnership Audit Rules

The Bipartisan Budget Act of 2015 changed the rules applicable to U.S. federal income tax audits of partnerships. Under the new rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest or penalties attributable thereto are assessed and collected, at the partnership level. It is possible that they could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of those partnerships, could be required to bear the economic burden of those taxes, interest and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The changes created by these new rules are sweeping and in many respects dependent on the promulgation of additional regulations or other guidance by the U.S. Treasury Department. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our capital stock.

Taxation of Stockholders

Taxation of Taxable U.S. Holders

Distributions. So long as we qualify as a REIT, the distributions that we make to our taxable U.S. Holders out of current or accumulated earnings and profits that we do not designate as capital gain dividends will generally be treated as dividends and taken into account by U.S. Holders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates (i.e., the 20% maximum U.S. federal rate) for qualified dividends received by U.S. Holders that are individuals, trusts and estates from taxable C corporations. Such U.S. Holders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that certain holding requirements are met and the dividends are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax),

•	dividends received by the REIT from TRSs or other taxable C corporations, or

•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Under the TCJA, individuals, trusts, and estates generally may deduct 20% of the “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income, which in each case are already eligible for capital gain tax rates) they receive. The deduction for qualified REIT dividends is not subject to the wage and property basis limits that apply to other types of “qualified business income” under the TCJA. The 20% deduction for qualified REIT dividends results in a maximum 29.6% federal income tax rate on REIT dividends. As with the other individual income tax changes in the TCJA, the deduction provisions are effective beginning in 2018. Without further legislation, the deduction would sunset after 2025.

Dividends that we designate as capital gain dividends will generally be taxed to U.S. Holders as long-term capital gains, to the extent that such dividends do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. Holder that receives such dividend has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Internal Revenue Code will treat our U.S. Holders as having received, solely for tax purposes, our undistributed capital gains, and the U.S. Holders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See “Taxation of TPG RE Finance Trust, Inc.—Annual Distribution Requirements.” Effective for distributions in taxable years beginning after December 31, 2015, the aggregate amount of dividends that we may designate as “capital gain dividends” or “qualified dividends” with respect to any taxable year may not exceed the dividends paid by us with respect to such year, including dividends that are paid in the following year and if made with or before the first regular dividend payment after such declaration that are treated as paid with respect to such year. Corporate U.S. Holders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. Holders that are individuals, trusts and estates, not including the 3.8% Medicare tax described below (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at up to a 25% rate, not including the 3.8% Medicare tax) and 21% (or for taxable years beginning before January 1, 2018, 35%) in the case of U.S. Holders that are corporations.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a U.S. Holder to the extent that the amount of such distributions does not exceed the adjusted basis of the U.S. Holder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the U.S. Holder’s shares. To the extent that such distributions exceed the adjusted basis of a U.S. Holder’s shares, the U.S. Holder generally must include such distributions in income as capital gain. In addition, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “Taxation of TPG RE Finance Trust, Inc.—Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. Holders and do not offset income of U.S. Holders from other sources. In addition, any distributions made with respect to such tax years into which net operating losses have been carried forward from prior tax years will nevertheless be taxable as dividends to the extent that we have current earnings and profits.

In certain circumstances, we may make a taxable distribution of our stock as part of a distribution in which stockholders may elect to receive stock or (subject to a limit measured as a percentage of the total distribution) cash. In this circumstance, a U.S. Holder generally must include the sum of the value of our stock and the amount of cash received in its gross income as dividend income to the extent that such U.S. Holder’s share of the distribution is made out of its share of the portion of our current and accumulated earnings and profits allocable to such distribution. The value of any of our stock received as part of a distribution is generally equal to the amount of cash that could have been received instead of our stock. Depending on the circumstances of the U.S. Holder, the tax on the distribution may exceed the amount of the distribution received in cash, in which case such U.S. Holder would have to pay the tax using cash from other sources. A U.S. Holder that received our stock pursuant to a distribution generally has a tax basis in such stock equal to the amount of cash that would have been received instead of our stock as described above, and a holding period in such stock that begins on the day following the payment date for the distribution.

If excess inclusion income from a TMP or REMIC residual interest is allocated to any U.S. Holder, that income will be taxable in the hands of the U.S. Holder and would not be offset by any net operating losses of the U.S. Holder that would otherwise be available. See “Taxation of TPG RE Finance Trust, Inc.—Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Conversion of Our Preferred Stock. Except as provided below, (i) a U.S. Holder generally will not recognize gain or loss upon the conversion of our preferred stock into our common stock, and (ii) a U.S. Holder’s basis and holding period in our common stock received upon conversion generally will be the same as those of the converted shares of preferred stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any of our shares of common stock received in conversion that are attributable to accumulated and unpaid dividends on the converted shares of preferred stock will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as payment in exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. Holder has held its shares of preferred stock for more than one year at the time of conversion. U.S. Holders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such U.S. Holder exchanges our common stock received on a conversion of preferred stock for cash or other property.

Redemption of Our Preferred Stock. In general, a redemption of preferred stock will be treated under Section 302 of the Internal Revenue Code as a distribution that is taxable at ordinary income tax rates as a dividend (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Internal Revenue Code enabling the redemption to be treated as a sale of the preferred stock (in which case the redemption will be treated in the same manner as a sale described in “—Dispositions of Our Capital Stock” below). The redemption will satisfy such tests and be treated as a sale of the preferred stock if the redemption:

•	is “substantially disproportionate” with respect to the U.S. Holder’s interest in our capital stock;

•	results in a “complete termination” of the U.S. Holder’s interest in all classes of our capital stock; or

•	is “not essentially equivalent to a dividend” with respect to the U.S. Holder, all within the meaning of Section 302(b) of the Internal Revenue Code.

In determining whether any of these tests have been met, stock considered to be owned by the U.S. Holder by reason of certain constructive ownership rules set forth in the Internal Revenue Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Internal Revenue Code described above will be satisfied with respect to any particular U.S. Holder of preferred stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are advised to consult their tax advisors to determine such tax treatment.

If a redemption of preferred stock does not meet any of the three tests described above, the redemption proceeds will be treated as a distribution, as described in “—Distributions” above. In that case, a U.S. Holder’s adjusted tax basis in the redeemed preferred stock will be transferred to such U.S. Holder’s remaining stock holdings in our company. If the U.S. Holder does not retain any of our capital stock, such basis could be transferred to a related person that holds our capital stock or it may be lost.

Under proposed U.S. Treasury Regulations, if any portion of the amount received by a U.S. Holder on a redemption of any class of our preferred stock is treated as a distribution with respect to our stock but not as a taxable dividend, then such portion will be allocated to all shares of the redeemed class held by the redeemed holder just before the redemption on a pro-rata, share-by-share, basis. The amount applied to each share will first reduce the redeemed holder’s basis in that share and any excess after the basis is reduced to zero will result in taxable gain. If the redeemed holder has different bases in its shares, then the amount allocated could reduce some of the basis in certain shares while reducing all the basis and giving rise to taxable gain in others. Thus the redeemed holder could have gain even if such holder’s basis in all its shares of the redeemed class exceeded such portion.

The proposed U.S. Treasury Regulations permit the transfer of basis in the redeemed preferred stock to the redeemed holder’s remaining, unredeemed shares of preferred stock of the same class (if any), but not to any other class of stock held (directly or indirectly) by the redeemed holder. Instead, any unrecovered basis in the redeemed shares of preferred stock would be treated as a deferred loss to be recognized when certain conditions are satisfied. The proposed U.S. Treasury Regulations would be effective for transactions that occur after the date the regulations are published as final U.S. Treasury Regulations. There can, however, be no assurance as to whether, when and in what particular form such proposed U.S. Treasury Regulations will ultimately be finalized

Dispositions of Our Capital Stock. In general, capital gains recognized by U.S. Holders that are individuals, trusts and estates upon the sale or disposition of our capital stock will be subject to a maximum U.S. federal income tax rate of 20%, not including the 3.8% Medicare tax described below, if the capital stock is held for more than one year, and will be taxed at substantially higher ordinary income rates of up to 37% (or, for taxable years beginning before January 1, 2018, 39.6%), not including such Medicare tax, if the capital stock is held for one year or less. Gains recognized by U.S. Holders that are corporations are subject to U.S. federal income tax at a maximum rate of 21% (or for taxable years beginning before January 1, 2018, 35%), whether or not such gains are classified as long-term capital gains. Capital losses recognized by a U.S. Holder upon the disposition of our capital stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. Holder but not ordinary income (except in the case of individuals, trusts and estates who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our capital stock by a U.S. Holder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the U.S. Holder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our capital stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of U.S. Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written, and apply to transactions that would not typically be considered tax shelters. The Internal Revenue Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our capital stock or securities, or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Medicare Contribution Tax on Unearned Income. A U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. Holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual’s circumstances). Net investment income generally includes dividends, and net gains from the disposition of stock, unless such income or gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. Holder that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in our capital stock.

Information Reporting and Backup Withholding. A U.S. Holder may be subject to information reporting and/or backup withholding with respect to distributions on our shares, and depending on the circumstances, the proceeds of a sale or other taxable disposition of our shares. Under the backup withholding rules, you may be subject to backup withholding at a current rate of 24% with respect to distributions unless you (a) are a corporation or come within certain other exempt categories and, when required, demonstrate this fact; or (b) provide a taxpayer identification number, certify as to no loss of exemption from backup withholding, and otherwise comply with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amount withheld under these rules will be refunded or credited against your U.S. federal income tax liability, provided that you timely furnish the IRS with certain required information.

Taxation of Non-U.S. Holders

The following discussion is a summary of certain U.S. federal income tax consequences of the ownership and disposition of our capital stock applicable to Non-U.S. Holders. This discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income taxation.

In General. For most foreign investors, investment in a REIT that invests principally in mortgage loans (including CMBS) is not the most tax-efficient way to invest in such assets. That is because receiving distributions of income derived from such assets in the form of REIT dividends subjects most foreign investors to withholding taxes that direct investment in those asset classes, and the direct receipt of interest and principal payments with respect to them, generally would not. The principal exceptions are foreign sovereigns and their agencies and instrumentalities, which may be exempt from withholding taxes on REIT dividends under the Internal Revenue Code, and certain foreign pension funds or similar entities able to claim an exemption from withholding taxes on REIT dividends under the terms of a bilateral tax treaty between their country of residence and the United States.

Ordinary Dividends. The portion of dividends received by Non-U.S. Holders that is (1) payable out of our earnings and profits, (2) not attributable to our capital gains (other than capital gain dividends to the extent that such capital gain dividends are attributable to gain from the sale of U.S. real property interests (“USRPIs”) as defined under FIRPTA but treated as ordinary dividends (as discussed below)) and (3) not effectively connected with a U.S. trade or business of the Non-U.S. Holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income allocable to the foreign stockholder. Accordingly, we will withhold at a rate of 30% on any portion of a dividend that is paid to a Non-U.S. Holder and attributable to that holder’s share of our excess inclusion income. See “Taxation of TPG RE Finance Trust, Inc.—Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

In general, Non-U.S. Holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our capital stock. In cases where the dividend income from a Non-U.S. Holder’s investment in our capital stock is, or is treated as, effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business, the Non-U.S. Holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. Holders are taxed with respect to such dividends. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the Non-U.S. Holder. The income may also be subject to the 30% branch profits tax in the case of a Non-U.S. Holder that is a corporation.

We expect to withhold (and any other applicable withholding agent, such as your broker, may withhold) U.S. federal income tax at the rate of 30% on any distributions made to a Non-U.S. Holder unless:

•	a lower treaty rate applies and the Non-U.S. Holder provides an IRS Form W-8BEN or W-8BEN-E (or applicable successor form) evidencing eligibility for that reduced treaty rate;

•	the Non-U.S. Holder provides an IRS Form W-8ECI claiming that the distribution is income effectively connected with the Non-U.S. Holder’s trade or business; or

•	the distribution is treated as attributable to a sale of a USRPI under FIRPTA (which is, absent an exception, subject to withholding as discussed below).

Non-Dividend Distributions. Unless our capital stock constitutes a USRPI, which we do not currently anticipate, distributions that we make that are not dividends, that is, are not paid out of our earnings and profits, and are not attributable to gains from dispositions of USRPIs that we hold directly or through pass-through subsidiaries, will not be subject to U.S. income tax. A Non-U.S. Holder may seek a refund from the IRS of any amounts withheld if it subsequently is determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. For withholding purposes, because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we expect to treat (and any other applicable withholding agent, such as your broker, may treat) all distributions as made out of our current or accumulated earnings and profits and therefore may withhold at the applicable rate on the entire distribution.

If, contrary to our expectations, our capital stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (a) the stockholder’s proportionate share of our earnings and profits, and (b) the stockholder’s basis in its capital stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding tax at a rate of 15% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Dividends. Under FIRPTA, a distribution that we make to a Non-U.S. Holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except with respect to the significant exception described below for 10% (or less) stockholders, be considered effectively connected with a U.S. trade or business of the Non-U.S. Holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. See above under “—Taxation of Non-U.S. Holders—Ordinary Dividends,” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we generally will be required to withhold tax equal to 21% (or for taxable years beginning before January 1, 2018, 35%) of any distribution to a Non-U.S. Holder to the extent attributable to gain from sales or exchanges by us of USRPIs. The amount withheld would be creditable against the Non-U.S. Holder’s U.S. tax liability. Distributions subject to FIRPTA may also be subject to a branch profits tax of up to 30% in the hands of a Non-U.S. Holder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Dividends received by a Non-U.S. Holder that we properly designate as capital gains dividends and are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (1) the gain is effectively connected with the Non-U.S. Holder’s U.S. trade or business, in which case the Non-U.S. Holder would be subject to the same treatment as U.S. holders with respect to such gain, or (2) the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the Non-U.S. Holder will incur a 30% tax on his or her capital gains.

Notwithstanding the foregoing, a distribution that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be subject to the 21% withholding tax described above, and instead will be treated in the same manner as an ordinary dividend (see “—Taxation of Non-U.S. Holders—Ordinary Dividends”) if (1)(A) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, within the meaning of applicable U.S. Treasury Regulations, and (1)(B) the recipient Non-U.S. Holder does not own more than 10% of that class of stock at any time during the one-year period ending on the date on which the capital gain dividend is received, or (2) the Non-U.S. Holder was treated as a “qualified shareholder” or “qualified foreign pension fund,” as discussed below. We believe that our common stock is currently “regularly traded” on an established securities exchange.

Dispositions of Our Capital Stock. Unless our capital stock constitutes a USRPI, a sale of our capital stock by a Non-U.S. Holder generally will not be subject to U.S. taxation under FIRPTA. Our capital stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. It is not currently anticipated that our capital stock will constitute a USRPI. However, we cannot assure you that our capital stock will not become a USRPI.

Even if our capital stock constitutes a USRPI, if the applicable class of our capital stock is regularly traded on an established securities market, within the meaning of applicable U.S. Treasury Regulations, a Non-U.S. Holder’s sale of such capital stock would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling Non-U.S. Holder held 10% or less of the applicable class of our capital stock (taking into account applicable constructive ownership rules) at all times during the five-year period ending on the date of the sale. We believe that our common stock is “regularly traded” on an established securities market.

There is also an exemption from FIRPTA taxation for sales of stock in “domestically controlled qualified investment entities” including REITs. A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its stock is held directly or indirectly by Non-U.S. Holders. We cannot assure you that we are or will be a domestically controlled qualified investment entity. However, as noted above, we do not anticipate that our capital stock will be a USRPI. Consequently, gain on the sale of our shares of capital stock should not be subject to taxation under FIRPTA, even if we are not a domestically controlled qualified investment entity.

If gain on the sale of our capital stock were subject to taxation under FIRPTA, the Non-U.S. Holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. Holder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and, if the applicable class of our capital stock were not regularly traded on an established securities market, within the meaning of applicable U.S. Treasury Regulations, the purchaser of the capital stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.

Gain from the sale of our capital stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a Non-U.S. Holder in two cases: (1) if the Non-U.S. Holder’s investment in our capital stock is effectively connected with a U.S. trade or business conducted by such Non-U.S. Holder, the Non-U.S. Holder will be subject to the same treatment as a U.S. Holder with respect to such gain, or (2) if the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Qualified Foreign Pension Funds. Any distribution to a “qualified foreign pension fund” (or an entity all of the interests of which are held by a “qualified foreign pension fund”) who holds our capital stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under FIRPTA (but distributions attributable to our earnings and profits and not designated as capital gain dividends would remain subject to 30% (or lower applicable bilateral tax treaty rate or exemption) U.S. dividend withholding tax. In addition, a sale of our capital stock by a “qualified foreign pension fund” that holds such stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA.

A qualified foreign pension fund is any trust, corporation or other organization or arrangement: (i) which is created or organized under the law of a country other than the United States; (ii) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered; (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income; (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates; and (v) with respect to which, under the laws of the country in which it is established or operates, (A) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate or (B) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

Conversion of Our Preferred Stock. So long our preferred stock does not constitute a USRPI under FIRPTA, the tax consequences to a Non-U.S. Holder of the conversion of our preferred stock into common stock will generally be the same as those described above for a U.S. Holder. The conversion of our preferred stock into our common stock may be a taxable exchange for a Non-U.S. Holder if our preferred stock constitutes a USRPI. However, even if our preferred stock does constitute a USRPI, provided our common stock also constitutes a USRPI, a Non-U.S. Holder generally will not recognize gain or loss upon a conversion of our preferred stock into our common stock so long as certain FIRPTA-related reporting requirements are satisfied. If our preferred stock does constitute a USRPI and such requirements are not satisfied, however, a conversion will be treated as a taxable exchange of our preferred stock for our common stock. Such a deemed taxable exchange will be subject to tax under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. Holder of the same type (e.g., an individual or a corporation, as the case may be) on the excess, if any, of the fair market value of such Non-U.S. Holder’s common stock received over such Non-U.S. Holder’s adjusted basis in its preferred stock. Collection of such tax will be enforced by a refundable withholding tax at a rate of 15% of the value of the common stock. It is not currently anticipated that our capital stock will constitute a USRPI. However, we cannot assure you that our capital stock will not become a USRPI. Non-U.S. Holders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges shares received on a conversion of our preferred stock for cash or other property.

Redemption of Our Preferred Stock. For a discussion of the treatment of a redemption of our preferred stock, see “—Taxation of Taxable U.S. Holders—Redemption of Our Preferred Stock.” Similar treatment will apply to Non-U.S. Holders, subject to the discussion in “—Taxation of Non-U.S. Holders—Ordinary Dividends” and “—Taxation of Non-U.S. Holders—Dispositions of Our Capital Stock.”

Information Reporting and Backup Withholding. Generally, information returns will be filed with the IRS in connection with distributions on our capital stock and, depending on the circumstances, the proceeds from a sale or other taxable disposition of our capital stock. Copies of applicable information returns reporting such payments and any withholding may also be made available to the tax authorities in the Non-U.S. Holder’s country in which you reside under the provisions of an applicable treaty or agreement.

Payments of dividends or of proceeds from the disposition of shares made to a Non-U.S. Holder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8 or other applicable or successor form. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a Non-U.S. Holder is a U.S. person.

Backup withholding is not an additional tax. Any amount withheld under these rules will be refunded or credited against your U.S. federal income tax liability, provided that you timely furnish the IRS with certain required information.

FATCA. Legislation enacted in 2010 (commonly known as FATCA) and existing guidance issued thereunder will generally impose a 30% withholding tax on dividends in respect of, and, after December 31, 2018, gross proceeds from a disposition of our capital stock held by or through (1) a foreign financial institution (as that term is defined in Section 1471(d)(4) of the Internal Revenue Code) unless that foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose information regarding U.S. account holders of that foreign financial institution (including certain account holders that are foreign entities that have U.S. owners) and satisfies other requirements, and (2) specified other non-U.S. entities unless such an entity provides the payor with a certification identifying the direct and indirect U.S. owners of the entity and complies with other requirements. Accordingly, the entity through which our capital stock is held will affect the determination of whether withholding is required. An intergovernmental agreement between the United States and an applicable foreign country, or future U.S. Treasury Regulations or other guidance, may modify these requirements. We will not pay any additional amounts to shareholders in respect of any amounts withheld. You are encouraged to consult with your tax advisor regarding the possible implications of this legislation on your capital stock.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. Such entities, however, may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity generally do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our capital stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) our capital stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our capital stock generally should not give rise to UBTI to a tax-exempt stockholder.

To the extent that we are (or a part of us, or a disregarded subsidiary of ours is) a TMP, or if we hold residual interests in a REMIC, a portion of the dividends paid to a tax-exempt stockholder that is allocable to excess inclusion income may be treated as UBTI. If, however, excess inclusion income is allocable to some categories of tax-exempt stockholders that are not subject to UBTI, we might be subject to corporate level tax on such income, and, in that case, may reduce the amount of distributions to those stockholders whose ownership gave rise to the tax. See “Taxation of TPG RE Finance Trust, Inc.—Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our capital stock could be required to treat a percentage of the dividends as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) we are required to “look through” one or more of our pension trust stockholders in order to satisfy the REIT closely held test and (2) either (i) one pension trust owns more than 25% of the value of our capital stock, or (ii) one or more pension trusts, each individually holding more than 10% of the value of our capital stock, collectively own more than 50% of the value of our capital stock. Certain restrictions on ownership and transfer of our capital stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our capital stock, and generally should prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our capital stock.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

Several REIT rules were amended under the Protecting Americans from Tax Hikes Act of 2015, which we refer to as the PATH Act, which was enacted on December 18, 2015. These rules were enacted with varying effective dates, some of which are retroactive. Investors should consult with their tax advisors regarding the effect of the PATH Act in their particular circumstances.

Further, the recently enacted TCJA makes significant changes to the U.S. federal income tax rules for taxation of individuals and corporations. The top corporate income tax rate has been reduced to 21%. In the case of individuals, the tax brackets have been adjusted, the top U.S. federal income tax rate has been reduced to 37%, special rules reduce taxation of certain income earned through pass-through entities and reduce the top effective rate applicable to ordinary dividends from REITs to 29.6% (through a 20% deduction for ordinary REIT dividends received) and various deductions have been eliminated or limited. The TCJA generally requires us to include certain amounts in our taxable income no later than the time such amounts are reflected on certain financial statements. The application of this rule may require the accrual of income with respect to our debt instruments, including original issue discount or market discount, earlier than would be the case under the general tax rules, although the precise application of this rule is unclear at this time. This rule generally will be effective for tax years beginning after December 31, 2017 or, for debt instruments issued with original issue discount, for tax years beginning after December 31, 2018. To the extent that this rule requires the accrual of income earlier than under the general tax rules, it could increase our “phantom income,” which may make it more likely that we could be required to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. Most of the TCJA changes applicable to individuals are temporary and apply only to taxable years beginning after December 31, 2017 and before January 1, 2026. There are only minor changes to the REIT rules (other than the 20% deduction applicable to individuals for ordinary REIT dividends received). The TCJA makes numerous other large and small changes to the tax rules that do not affect REITs directly but may affect our stockholders and may indirectly affect us.

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time, which could affect the U.S. federal income tax treatment of an investment in us. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our capital stock. We cannot predict how changes in the tax laws might affect our stockholders or us. New legislation, U.S. Treasury Regulations, administrative interpretations or court decisions could significantly and negatively affect our ability to continue to qualify as a REIT, or the U.S. federal income tax consequences to our stockholders and us of such qualification, or could have other adverse consequences, including with respect to ownership of our securities. For example, lower revised tax rates for corporations, or for individuals, trusts and estates, might cause current or potential stockholders to perceive investments in REITs to be relatively less attractive than is the case under current law. Investors are urged to consult their tax advisors with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our securities.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. Our state, local or foreign tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. We may pay foreign taxes, and any foreign taxes that we incur will not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our securities.

SELLING SECURITY HOLDERS

Information about selling security holders and the terms of the securities offered for resale, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC that are incorporated into this prospectus by reference. Selling security holders may be deemed to be underwriters in connection with the securities they resell, and any profits on the resale may be deemed to be underwriting discounts and commissions under the Securities Act. The selling security holders will receive all the proceeds from the resale of our securities. We will not receive any proceeds from resales by selling security holders.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Vinson & Elkins L.L.P. In addition, the description of U.S. federal income tax consequences contained in the section of the prospectus entitled “Material U.S. Federal Income Tax Considerations” is based on the opinion Vinson & Elkins L.L.P. Certain matters of Maryland law will be passed upon for us by Venable LLP. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of December 31, 2017 and 2016 and for the years then ended, and the related consolidated financial statement schedules, incorporated in this prospectus by reference from our Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements, and the related consolidated financial statement schedules, have been so incorporated in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

The financial statements for the year ended December 31, 2015 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a web site at www.sec.gov that contains reports, proxy and information statements and other information concerning issuers that file electronically with the SEC, including us. Our common stock is listed and traded on the NYSE. We also maintain an internet site at www.tpgrefinance.com that contains information concerning us. The information contained or referred to on our website is not incorporated by reference in this prospectus and is not a part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act to register the securities being offered in this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules to the registration statement. For further information regarding us and our securities, please refer to the registration statement and the documents filed or incorporated by reference as exhibits to the registration statement. You may obtain the registration statement and its exhibits from the SEC as indicated above or from us. Statements contained in this prospectus or any prospectus supplement as to the contents of any contract or other document that is filed or incorporated by reference as an exhibit to the registration statement are not necessarily complete and we refer you to the full text of the contract or other document filed or incorporated by reference as an exhibit to the registration statement.

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

The following documents, which have been filed with the SEC (File No. 001-38156), are incorporated herein by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on February 26, 2018;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30, 2018, filed on May 7, 2018 and August 6, 2018, respectively;

•	our Current Reports on Form 8-K filed with the SEC on February 20, 2018, May 24, 2018 and June 21, 2018;

•

our definitive proxy statement on Schedule 14A filed with the SEC on April 11, 2018 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017); and

•

the description of our common stock in our Registration Statement on Form 8-A filed with the SEC on July 18, 2017, including all other amendments and reports filed for the purpose of updating such description.

All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are deemed incorporated by reference into this prospectus and a part hereof from the date of filing of those documents. Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of our Current Reports on Form 8-K, including the related exhibits, is not incorporated by reference in this registration statement. Any statement contained in any document incorporated by reference shall be deemed to be amended, modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or a later document that is or is considered to be incorporated by reference herein amends, modifies or supersedes such statement. Any statements so amended, modified or superseded shall not be deemed to constitute a part of this prospectus, except as so amended, modified or superseded.

We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference into this prospectus. Requests for such documents should be directed to:

TPG RE Finance Trust, Inc.

888 Seventh Avenue, 35th Floor

New York, New York 10106

Attention: Investor Relations

Telephone: (212) 601-4700

Email: IR@tpgrefinance.com

6,000,000 Shares

TPG RE Finance Trust, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

Morgan Stanley

Citigroup

Goldman Sachs & Co. LLC

J.P. Morgan

Wells Fargo Securities

March 14, 2019